                                                                   EXHIBIT 10.13

THIS AGREEMENT or LEASE is made this 27th day of June, 1997,


BETWEEN:

               THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.), a company domiciled in the State of Michigan and having an office at 200 Bloor Street East, Toronto, Ontario M4W 1E5, CANADA, and having a local office at 865 South Figuero Street, Suite 2300, in the City
               of Los Angeles, State of California 90017

               (hereinafter called the "Landlord"),


                                         OF THE FIRST PART,


               --and--


               EXODUS COMMUNICATIONS, INC.,
               a California corporation

               having an office at 1605 Wyatt Drive

               in the City
               of Santa Clara, State of California 95054

               (hereinafter called the "Tenant"),


                                         OF THE SECOND PART.


          In consideration of the "Rent" (as hereinafter defined), covenants and agreements hereinafter contained, the Landlord and Tenant hereby agree as follows:


                              1.  LEASED PREMISES

Leased            The Landlord does demise and lease to the Tenant the premises
Premises          located in the building (the "Building") having a municipal address of 72 Corporate Park in the City of Irvine, State of
                  California 92606, and known as Suite 100 (the "Leased
                  Premises") (the Leased Premises, the Building, together with the lands described in Schedule "A" attached hereto and
                                         -----------
                  present and future improvements, additions and changes thereto being herein called the "Property"), with the Leased Premises consisting of approximately sixteen thousand seven hundred fifty (16,750) rentable square feet on the first (1st)
                  floor(s) of the Building as outlined on the plan or plans
                  marked Schedule(s) "B-1" and attached hereto, excluding the
                         ----------------
                  exterior surfaces of the exterior walls

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                                                            Landlord    Tenant

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                  of the Leased Premises. As of the date of this Lease, the
                  parties hereto agree that the rentable square footage of the Leased Premises is approximately sixteen thousand seven hundred fifty (16,750) square feet. Within ten (10) days prior to the "Commencement Date" of the "Term" (as both terms are hereinafter defined), Landlord shall provide to Tenant, in writing, the actual rental square footage of the Leased Premises, as calculated by Landlord's architect or space planner, with supporting documentation from same, in accordance with the then-current standards promulgated by the Building Owners and Managers Association for use in the Southern California area (the "BOMA Standard") (for example, ANSI 265.1-1989), which BOMA Standard will be adjusted to reflect any particularities of the Building and/or the Property; provided, however, if the determination of the actual rental square footage of the Leased Premises is different from sixteen thousand seven hundred fifty (16,750) rentable square feet, Landlord and Tenant will execute an amendment to this Lease prior to the Commencement Date, as prepared by Landlord and reasonably approved and executed by Tenant, which amendment shall modify the "Basic Rent," "Tenant's Proportionate Share" (as both terms are hereinafter defined), and any other applicable provisions of this Lease, to reflect the actual rentable square footage of the Leased Premises. See Schedules "F," "L" and "N" attached hereto.
                                ------------------     ---

                                   2.  TERM

Term (a) TO HAVE AND TO HOLD the Leased Premises for and during the term of ten (10) years and no days/months (the "Term") to be computed from the first (1st) day of September, 1997 (the "Commencement Date"), and to be fully complete and ended on the thirty-first (31st) day of August, 2007 (the "Expiration Date"), unless otherwise terminated. See Schedules "F," "H"
                                                           ------------------
                  and "I" attached hereto.
                      ---

Delay in          (b)  If the Leased Premises or any part thereof are not ready
Occupancy         for occupancy on the Commencement Date (as a result of a delay in Landlord's construction and completion of "Landlord's Work"
                  (as hereinafter defined)), no part of the Rent or only a proportionate part thereof, in the event that the Tenant shall occupy a part of the Leased Premises, shall be payable for the period prior to the date when the entire Leased Premises are ready for occupancy and the full Rent shall accrue only after such last mentioned date. The Tenant agrees to accept any such abatement of Rent in full settlement of all claims which the Tenant might otherwise have by reason of the Leased Premises not being ready for occupancy on the Commencement Date;
                  provided that when the Landlord has completed construction of such part of the Leased Premises as it is obliged hereunder to construct, the Tenant shall not be entitled to any abatement of Rent for any delay in occupancy due to the Tenant's failure or delay to provide plans or to complete any special installations or other work required for its purposes or due to any other reason, nor shall the Tenant be entitled to any abatement of Rent for any delay in occupancy if the Landlord has been unable

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                                                            Landlord    Tenant

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                  to complete construction of the Leased Premises by reason of such failure or delay by the Tenant. A certificate of the Landlord as to the date the Leased Premises were ready for occupancy and such construction as the Landlord is obliged to complete is substantially completed, or as to the date upon which the same would have been ready for occupancy and completed, respectively, but for the failure or delay of the Tenant, shall be conclusive and binding on the Tenant and Rent in full shall accrue and become payable from the date set out in the said certificate. See Schedule "I" attached hereto.
                                               ------------

Over-holding      (c)  If at the expiration of the Term or sooner termination hereof, the Tenant shall remain in possession without any further written agreement or in circumstances where a tenancy would thereby be created by implication of law or otherwise, a tenancy from year to year shall not be created by implication of law or otherwise, but the Tenant shall be deemed to be a monthly tenant only, at one hundred fifty percent (150%) of the then-current Basic Rent (payable monthly in advance) plus all "Additional Rent" (as hereinafter defined) and otherwise upon and subject to the same terms and conditions as herein contained, excepting provisions for renewal (if any) and leasehold improvement allowance (if any), contained herein, and nothing, including the acceptance of any Rent by the Landlord, for periods other than monthly periods, shall extend this Lease to the contrary except an agreement in writing between the Landlord and the Tenant, and Tenant hereby authorizes the Landlord to apply any monies received from the Tenant in payment of such monthly Rent. The Tenant hereby agrees to indemnify, defend and hold Landlord, the Leased
                  Premises and the Property harmless from and against any and all losses, costs, damages and liabilities (including reasonable attorneys' fees and costs, and court costs, but excluding any consequential or punitive damages claimed by Landlord) which the Landlord may suffer as a result of the Tenant's failure to timely surrender exclusive possession of the Leased Premises to Landlord, as set forth herein.

                                   3.  RENT

Basic Rent        (a) The Tenant shall without deduction or right of offset pay to the Landlord yearly and every year during the Term as
                  rental (herein called "Basic Rent"), the sum of Two Hundred
                  Fifty-One Thousand Two Hundred Fifty Dollars (US$251,250.00)
                  of lawful money of the jurisdiction in which the Leased
                  Premises are located, in equal monthly installments of Twenty
                  Thousand Nine Hundred Thirty-Seven and 50/100 Dollars
                  (US$20,937.50) each in advance on the first day of each month during the Term, the first payment to be made upon the
                  Tenant's execution of this Lease and applied by Landlord to the first month of the Term; provided, however, the Basic Rent shall be increased in accordance with Schedule "K" attached
                                                        ------------
                  hereto.


Additional        (b)  The Tenant shall, without deduction or right of offset
Rent              pay to the Landlord yearly and every year during the Term, as additional rental (herein

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                                                            Landlord    Tenant

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                  called "Additional Rent"):

                         (i) the amounts of any Taxes payable by the Tenant to the Landlord pursuant to the provisions of Schedule "C"
                                                             ------------
                  attached hereto; and

                         (ii) the amounts required to be paid to the Landlord
                  pursuant to the provisions of Schedule "D" attached hereto.
                                                ------------

Payment-          (c)    Additional Rent shall be paid and adjusted with
Additional        reference to a fiscal period of twelve (12) calendar months
Rent              ("Fiscal Period"), which shall be a calendar year unless the
                  Landlord shall from time to time have selected a Fiscal Period which is not a calendar year by written notice to the Tenant.

                         The Landlord shall advise the Tenant in writing of its
                  estimate of the Additional Rent to be payable by the Tenant during the Fiscal Period (or broken portion of the Fiscal Period, as the case may be, if applicable at the Commencement Date or because of a change in Fiscal Period) which commenced upon the Commencement Date and for each succeeding Fiscal Period or broken portion thereof which commences during the Term. Such estimate shall in every case be a reasonable estimate and, if requested by the Tenant, shall be accompanied by reasonable particulars of the manner in which it was calculated. The Additional Rent payable by the Tenant shall be paid in equal monthly installments in advance at the same time as payment of Basic Rent is due hereunder based on the Landlord's estimate as aforesaid. From time to time, the Landlord may re-estimate, on a reasonable basis, the amount of Additional Rent for any Fiscal Period or broken portion thereof, in which case the Landlord shall advise the Tenant in writing of such re-estimate and fix new equal monthly installments for the remaining balance of such Fiscal Period or broken portion thereof. After the end of each such Fiscal Period or broken portion thereof the Landlord shall submit to the Tenant a statement of the actual Additional Rent payable in respect of such Fiscal Period or broken portion thereof and a calculation of the amounts by which the Additional Rent payable by the Tenant exceeds or is less than (as the case may be) the aggregate installments paid by the Tenant on account of Additional Rent for such Fiscal Period. Within thirty (30) days after the submission of such statement either the Tenant shall pay to the Landlord any amount by which the amount found payable by the Tenant with respect to such Fiscal Period or broken portion thereof exceeds the aggregate of the monthly payments made by it on account thereof during such Fiscal Period or broken portion thereof, or the Landlord shall pay to the Tenant any amount by which the amount found payable as aforesaid is less than the aggregate of such monthly payments.

Accrual of        (d)  Basic Rent and Additional Rent (herein collectively
Rent              called "Rent") shall be considered as accruing from day to day, and Rent for an irregular period of less than one year or less than one calendar month shall be apportioned and

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                                                            Landlord    Tenant

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                  adjusted by the Landlord for the Fiscal Periods of the
                  Landlord in which the tenancy created hereby commences and expires. Where the calculation of Additional Rent for a period cannot be made until after the termination of this Lease, the obligation of the Tenant to pay Additional Rent shall survive the termination hereof and Additional Rent for such period shall be payable by the Tenant upon demand by the Landlord. If the Term commences or expires on any day other than the first or the last day of a month, Rent for such fraction of a month shall be apportioned and adjusted as aforesaid and paid by the Tenant on the actual Commencement Date of the Term.


Recovery of       (e)  Rent and any other amounts required to be paid by the
Rent              Tenant to the Landlord under this Lease shall be deemed to be, and will be treated as, Rent, and be payable and recoverable as Rent, and the Landlord shall have all rights against the Tenant for default in any payment of Rent and other amounts as in the case of arrears in Rent.

Limitations       (f) The information set out in statements, documents or other writings setting out the amount of Additional Rent submitted to the Tenant under or pursuant to this Lease shall be binding on the Tenant and deemed to be accepted by it and shall not be subject to amendment for any reason unless the Tenant gives written notice to the Landlord within sixty (60) days of the Landlord's submission of such statement, document, or writing identifying the statement , document, or writing and setting out in reasonable detail the reason why such statement, document or writing should not be binding on the Tenant.
                  However, and within the sixty (60) day period provided to the Tenant herein, Tenant shall have the right, after at least five (5) business days' prior written notice to Landlord and only at reasonable times during normal business hours at Landlord's offices in Los Angeles, California, to review
                  Landlord's records pertaining to the calculation of Additional
                  Rent , all at Tenant's sole cost and expense (except as otherwise provided herein). Landlord hereby agrees to use commercially reasonable efforts to cooperate with Tenant in and during such review; provided, Landlord shall not be obligated to expend any monies in connection therewith. If, after such review, Tenant disputes the amount of Additional
                  Rent billed to Tenant, Tenant may retain a reputable, independent, certified public accountancy firm to audit
                  Landlord's records regarding the disputed item or items in order to determine the proper amount of Additional Rent. If such audit reveals that Landlord has overcharged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse Tenant for the amount of such overcharge. If the audit reveals that Tenant was undercharged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse Landlord for the amount of such undercharge.
                  Tenant hereby agrees to pay all costs and expenses associated with any such audit; provided, however, Landlord shall pay such costs and expenses if the audit reveals that Landlord's determination of Additional Rent was in error by more than five percent (5%). Landlord shall use commercially reasonable efforts to maintain the records

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                                                            Landlord    Tenant

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                  regarding the Additional Rent charged to Tenant after their billing to Tenant, but Tenant will not be entitled to audit or adjust any calculation of Additional Rent after the above-referenced sixty (60) day period has elapsed from the date of the billing of the applicable Additional Rent.

                             4.  SECURITY DEPOSIT

Security          The Tenant shall pay to the Landlord on execution of this
Deposit           Lease by the Tenant the sum of Twenty Thousand Nine Hundred
                  Thirty-Seven and 50/100 Dollars ($20,937.50) as the "security deposit" and/or "Security Deposit" for the payment by the
                  Tenant of any and all present and future debts and liabilities of the Tenant to the Landlord and for the performance by the
                  Tenant of all of its obligations arising under or in
                  connection with this Lease (the "Debts , Liabilities and
                  Obligations"). The Landlord shall not be required to keep the
                  Security Deposit separate from its general funds. In the event of the Landlord disposing of its interest in this Lease, the
                  Landlord shall credit the Security Deposit to its successor and thereupon shall have no liability to the Tenant to repay the Security Deposit to the Tenant; provided, Landlord will have delivered to Tenant written notice of Landlord's transfer or disposition of all or any portion of Landlord's interest in this Lease. Subject to the foregoing and to the Tenant not being in default under this Lease, the Landlord shall repay the Security Deposit to the Tenant without interest at the end of the Term or sooner termination of the Lease; provided, that all Debts, Liabilities and Obligations of the Tenant to the
                  Landlord are paid and performed in full, failing which the
                  Landlord may on notice to the Tenant elect to retain the
                  Security Deposit and to apply it in reduction of the Debts,
                  Liabilities and Obligations and the Tenant shall remain fully liable to the Landlord for payment and performance of the
                  remaining Debts, Liabilities and Obligations. See Schedule "M"
                                                                    ------------
                  attached hereto.

Landlord's        (a)    The Landlord covenants with the Tenant:
Covenant

                         (i)  for quiet enjoyment of the Leased Premises; and

                         (ii) to observe and perform all the covenants and
                              obligations of the Landlord herein.

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                                                            Landlord    Tenant

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Tenants'
Covenant          (b)  The Tenant covenants with the Landlord:

                       (i)  to pay Rent; and

                       (ii) to observe and perform all the covenants and
                            obligations of the Tenant herein.

                          6.  USE AND OCCUPANCY


                  The Tenant covenants with the Landlord:

Use (a) not to use the Leased Premises for any purpose other than as an office for the conduct of the Tenant's business, which is as a data center with administrative and research functions, and general office uses.

Waste,
Nuisance, etc.    (b)  not to commit, or permit, any waste, injury or damage to the Property, including the "Leasehold Improvements" (as hereinafter defined) and any trade fixtures therein, any loading of the floors thereof in excess of the maximum degree of loading as determined by the Landlord acting reasonably
                  (with the degree of loading not to be less than "live load" of one hundred twenty-five pounds (125 lbs.) per square foot of floor area for the Leased Premises only during the Term), any nuisance therein or any use or manner of use causing annoyance to other tenants and occupants of the Property or to the Landlord;

Insurance         (c)  not to do, omit or permit to be done or omitted to be
Risks             done upon the Property anything which would cause to be
                  increased the Landlord's cost of insurance or the costs of insurance of another tenant of the Property against perils as to which the Landlord or such other tenant has insured or which shall cause any policy of insurance on the Property to be subject to cancellation;

Compliance        (d)  to comply at its own expense with all governmental laws,
with Law          regulations and requirements pertaining to the occupation and use of the Leased Premises, the condition of the Leasehold
                  Improvements, trade fixtures, furniture and equipment installed by or on behalf of the Tenant therein and the making by the Tenant of any repairs, changes or improvements therein.
                  In connection with Tenant's obligations under this Paragraph
                  6(d) and in Paragraph 6(e) of this Lease, and after the Commencement Date, Tenant hereby acknowledges and agrees that any changes or modifications to the common areas or any other part of the Building and/or the Property, which are required to be made pursuant to the applicable federal, state, local, municipal, governmental or quasi-governmental laws, rules, regulations or orders (including, but not limited to, the Americans with Disabilities Act of 1990, as amended ("ADA"), and also including, without limitation, any modifications to the bathrooms within the Building), shall be paid for by Tenant as part of Tenant's Proportionate Share of the Operating Costs, but with regard to any Leasehold Improvements or

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                                                            Landlord    Tenant

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                  alterations, additions or improvements to the Leased Premises made after the Commencement Date, they shall be paid for by Tenant, at Tenant's sole cost and expense. Prior to the Commencement Date, Landlord hereby agrees that the building and the Property will be in compliance with applicable laws, regulations and requirements, including ADA and "Environmental Laws" (as hereinafter defined).

Environmental     (e)  (i)    to conduct and maintain its business and
Compliance                    operations at the Leased Premises so as to comply
                              in all respects with common law and with all present and future applicable federal, provincial/state, local, municipal, governmental or quasi-governmental laws, bylaws, rules, regulations, licenses, orders, guidelines, directives, permits, decisions or requirements concerning occupational or public health and safety or the environment and any order, injunction, judgment, declaration, notice or demand issued thereunder (collectively,
                              "Environmental Laws").

                       (ii) not to permit or suffer any substance which is hazardous or is prohibited, restricted, regulated or controlled under any Environmental Laws to be present at, on or in the Leased Premises and/or the Property, unless it has received the prior written consent of the Landlord, which consent may be arbitrarily withheld by the Landlord (except for general business supplies (such as copier toner, liquid paper, glue, ink and/or cleaning solvents) for use in the manner in which they were designed and only in types and amounts necessary for normal business operations). Notwithstanding anything to the contrary set forth in this Paragraph 6(e)(ii), Landlord hereby consents to Tenant's use of diesel fuel on the Property for the sole purpose of the "UPS Generator" (as hereinafter defined), pursuant to Schedule "F"
                                                                ------------
                              attached hereto, which shall be in compliance by Tenant with all Environmental Laws, and shall be used only in the manner for which it was designed and only in the type and amount necessary for normal operation of the UPS Generator.

                       (iii) Except as the result of Tenant's negligence and/or willful misconduct or as caused by any act or omission of Tenant and/or Tenant's agents, contractors and representatives, the Tenant will not be responsible for the violation of any Environmental Laws affecting the Property arising either prior to the Commencement Date or the "Improvement Period" (as hereinafter defined) described in Schedule "I" attached hereto.
                                           ------------

Rules and
Regulations       (f)  to observe and perform, and to cause its employees,
                  invitees and others over whom the Tenant can reasonably be expected to exercise control to

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                                                            Landlord    Tenant

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                  observe and perform, the Rules and Regulations contained in
                  Schedule "E" attached hereto, and such further and other
                  ------------
                  reasonable rules and regulations and amendments and additions therein as may hereafter be made by the Landlord and notified in writing to the Tenant, except that no change or addition may be made that is inconsistent with this Lease, unless as may be required by governmental regulation or unless the Tenant consents thereto. The imposition of such Rules and Regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for their non-enforcement or otherwise.

                        7.  ASSIGNMENT AND SUB-LETTING

No Assignment
and Sub-letting   (a)  The Tenant covenants that it will not assign this Lease or sub-let the Leased Premises in whole or in part without the prior written consent of the Landlord, which consent the Landlord covenants not to unreasonably withhold or delay, (i) as to any assignee or sub-lessee who is in a satisfactory financial condition, agrees to use the Leased Premises for those purposes permitted hereunder, and (ii) as to any portion of the Leased Premises which, in the Landlord's reasonable judgment, is a proper and rational division of the Leased
                  Premises, subject to the Landlord's right of termination arising under this Paragraph 7. Without limitation, the Tenant shall for the purpose of this Paragraph 7 be considered to assign or sub-let in any case where it permits the Leased
                  Premises or any portion thereof to be, or the Leased Premises or any portion thereof are, occupied by persons other than the Tenant, its employees and others engaged in carrying on the business of the Tenant, whether pursuant to assignment, sub-letting, license or other right, or where any of the foregoing occurs by operation of law. Notwithstanding anything to the contrary set forth in this Lease, Tenant may assign this Lease at any time, or sublease all or a part of the Leased Premises, upon prior written notice to Landlord but without receipt of Landlord's prior written consent, to any entity which acquires a majority of Tenant's assets or stock, or is merged or consolidated with Tenant, or which controls, is controlled by or is under common control with, Tenant (collectively, an "Affiliate"), so long as (i) such transaction was not entered into as a subterfuge to avoid the obligations and restrictions of this Lease, (ii) at least ten (10) days prior to the effective date of the transaction, Tenant notifies Landlord of such transaction and supplies Landlord with any documents or information reasonably requested by Landlord regarding such transaction or such Affiliate, (iii) in the case of an assignment, such Affiliate conclusively agrees, in writing delivered to Landlord prior to the effective date of the transaction, to assume all of Tenant's obligations under this Lease, and (iv) the net worth of such Affiliate, as of the effective date of the assignment or sublease, is at least equal to the net worth of Tenant as of the date of this Lease.
                  Any such assignment or subletting to an Affiliate pursuant to this Paragraph 7 shall neither release nor relieve Tenant from any of Tenant's obligations under this Lease.

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                                                            Landlord    Tenant

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Assignment or     (b)    The Tenant shall not assign this Lease or sub-let the
Sub-letting       whole or any part of the Leased premises unless:
Procedures

                         (i) it shall have received or procured a bona fide written offer to take an assignment or sub-lease, which is not inconsistent with this Lease and would not breach any provisions of this Lease, and

                         (ii) it shall have first requested and obtained the
                              consent in writing of the Landlord thereto.


                  Any request for consent shall be in writing and accompanied by a copy of the offer certified by the Tenant to be true and complete, and the Tenant shall furnish to the Landlord all information available to the Tenant and requested by the Landlord as to the responsibility, financial standing and business of the proposed assignee or sub-tenant. Notwithstanding anything to the contrary set forth in Paragraph 7(a) of this Lease (except for any assignment or subleasing to an Affiliate, as set forth in such Paragraph 7(a) above), and commencing on and after September 1, 2000 (unless Tenant attempts to assign a portion of this Lease or sublet a portion of the Leased Premises which, in the aggregate, are in excess of twenty-five percent (25%) of Tenant's total interest in this Lease or the Leased Premises, respectively, in which event Landlord's termination right hereunder shall apply immediately, if so elected by Landlord), then within twenty (20) days after the receipt by the Landlord of such request for consent and of all information which the Landlord shall have requested hereunder, the Landlord shall have the right upon written notice of termination submitted to the Tenant, if the request is to assign this Lease or sub-let the whole of the Leased Premises, to cancel and terminate this Lease, or if the request is to sub-let a part of the Leased Premises only, to cancel and terminate this Lease with respect to such part, in each case as of a termination date to be stipulated in the notice of termination which shall be not less than sixty (60) days or more than ninety (90) days following the giving of such notice. In such event the Tenant shall surrender the whole or part, as the case may be, of the Leased Premises in accordance with such notice of termination and Basic Rent and Additional Rent shall be apportioned and paid to the date of surrender and, if a part only of the Leased Premises is surrendered, Basic Rent and Additional Rent shall after the date of surrender abate proportionately. If such consent shall be given the Tenant shall assign or sub-let, as the case may be, only upon the terms set out in the offer submitted to the Landlord as aforesaid and not otherwise.

Assumption of     (c)  No assignment or sub-letting of this Lease shall be
Obligations       effective unless the assignee or sub-lessee shall execute an assumption agreement on the Landlord's commercially reasonable form, assuming all the obligations of the Tenant hereunder, and shall pay to the Landlord its reasonable fee for

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                                                            Landlord    Tenant
                  processing the assignment or sub-letting, which fee will not exceed $l,200.00 per request.


Tenant's          (d)    The Tenant agrees that any consent to an assignment or
Continuing        sub-letting of this Lease or Leased Premises shall not thereby
Obligations       release the Tenant of its obligations hereunder.

                              8.  REPAIR & DAMAGE

Landlord's        (a)    The Landlord covenants with the Tenant to keep in a
Repairs to        good and reasonable state of repair and decoration:
Building and
Property

                         (i) those portions of the Property consisting of the entrance, lobbies, stairways, corridors, landscaped areas, parking areas, and other facilities from time to time provided for use in common by the Tenant and other tenants of the Building or Property, and the exterior portions (including foundations, exterior walls and all aspects of the roof) of the Building and structures from time to time forming part of the Property and affecting its general appearance;

                         (ii) the Building (other than the Leased Premises and
                  premises of other tenants) including the systems for interior climate control, the elevators and escalators (if any), entrances, lobbies, stairways, corridors and washrooms from time to time provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for use in common by the Tenant and other tenants of the Building or Property and the systems provided for bringing utilities to the Leased Premises.

Landlord's        (b)    Except as the result of the Tenant's negligence and/or
Repairs to the    willful misconduct, the Landlord covenants with the Tenant to
Leased Premises   repair, so far as reasonably feasible, and as expeditiously as reasonably feasible, defects in standard demising walls or in structural elements, exterior walls of the Building, suspended ceiling, electrical and mechanical installations standard to the Building installed by the Landlord in the Leased Premises
                  (if and to the extent that such defects are sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease) and "Insured
                  Damage" (as hereinafter defined). The Landlord shall in no event be required to make repairs to Leasehold Improvements made by the Tenant, or by the Landlord on behalf of the Tenant or another tenant or to make repairs to wear and tear within the Leased Premises.


Tenant's          (c)    The Tenant covenants with the Landlord to repair,
Repairs           maintain and keep at the Tenant's own cost, except insofar as the obligation to repair rests upon the Landlord pursuant to this Paragraph 8, the Leased Premises, including Leasehold
                  Improvements in good and substantial repair, reasonable wear and

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                  tear excepted, provided that this obligation shall not extend to structural elements or to exterior glass or to repairs which the Landlord would be required to make under this Paragraph 8 but for the exclusion therefrom of defects not sufficient to impair the Tenant's use of the Leased Premises while using them in a manner consistent with this Lease. The Landlord, upon at least twenty-four (24) hours prior written notice to the Tenant (except in the event of an emergency, when no prior notice will be required), may enter the Leased Premises and view the condition thereof and the Tenant covenants with the Landlord to repair, maintain and keep the Leased Premises in good and substantial repair according to notice in writing, reasonable wear and tear excepted; provided, that the Landlord will use commercially reasonable efforts to observe Tenant's reasonable security precautions. If the Tenant shall fail to repair as aforesaid after reasonable notice to do so, the Landlord may effect the repairs and the Tenant shall pay the reasonable cost thereof to the Landlord on demand. The Tenant covenants with the Landlord that the Tenant will at the expiration of the Term or sooner termination thereof peaceably surrender the Leased Premises in good and substantial repair and condition, reasonable wear and tear excepted.

Indemnifi-        (d)  If any part of the Property becomes out of repair,
cation            damaged or destroyed through the negligence of, willful
                  misconduct or misuse by, the Tenant or its employees, agents, invitees or others under its control, the Tenant shall pay the Landlord on demand the expense of repairs or replacements, including the Landlord's reasonable attorneys' fees and costs, and court costs and administration charges thereof, necessitated by such negligence, willful misconduct or misuse.
                  It is the intention of the parties hereto that the terms of this Lease govern the respective obligations of the parties hereto for the maintenance and repair of the Leased Premises, and Tenant hereby expressly waives the benefits of any statute, law and/or ordinance, now or hereafter in effect, to the extent it is inconsistent with the terms of this Lease, including, but not limited to, Tenant's right to make repairs under Sections 1941 and 1942 of the California Civil Code.

Damage and        (e)  It is agreed between the Landlord and the Tenant that:
Destruction

                       (i) In the event of damage to the Property or to any part thereof, if the damage is such that the Leased Premises or any substantial part thereof is rendered not reasonably capable of use and occupancy by the Tenant for the purposes of its business for any period of time in excess of thirty (30) days, then


                            (A) unless the damage was primarily caused by the Tenant or its employees, agents, invitees or others under its control, from the date of occurrence of the damage and until the Leased Premises are again reasonably capable for use and occupancy as aforesaid, the Rent payable pursuant to this Lease shall abate from time to time in proportion to the part or parts of the

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                  Leased Premises not reasonably capable of such use and
                  occupancy, and

                               (B)  unless this Lease is terminated as
                  hereinafter provided, the Landlord or the Tenant as the case may be (according to the nature of the damage and their respective obligations to repair as provided in sub-paragraphs
                  (a), (b) and (c) of this Paragraph 8) shall repair such damage with all reasonable diligence, but to the extent that any part of the Leased Premises is not reasonably capable of such use and occupancy by reason of damage which the Tenant is obligated to repair hereunder, any abatement of Rent to which the Tenant would otherwise be entitled hereunder shall not extend later than the time by which, in the reasonable opinion of the Landlord, repairs by the Tenant ought to have been completed with reasonable diligence; and

                         (ii) if the Leased Premises are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord, given in writing within thirty (30) days of the occurrence the damage, cannot reasonably be repaired within one hundred and eighty (180) days after the occurrence thereof, then this Lease shall terminate, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a), (b) and (c) of this Paragraph 8, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition and Rent shall be apportioned and paid to the date of the occurrence; and

                         (iii) if half or more of the total number of square
                  feet of rentable office area in the Property or half or more of the total number of square feet of rentable office area in the Building (as determined by the Landlord) or portions of the Property which affect access or services essential thereto, are substantially damaged or destroyed by any cause and if in the reasonable opinion of the Landlord the damage cannot reasonably be repaired within one hundred and eighty
                  (180) days after the occurrence thereof, then the Landlord may, by written notice to the Tenant given within thirty (30) days after the occurrence of such damage or destruction, terminate this Lease, in which event neither the Landlord nor the Tenant shall be bound to repair as provided in sub-paragraphs (a) (b) and (c) of this Paragraph 8, and the Tenant shall instead deliver up possession of the Leased Premises to the Landlord with reasonable expedition but in any event within sixty (60) days after delivery of such notice of termination, and Rent shall be apportioned and paid to the date upon which possession is so delivered up (but subject to any abatement to which the Tenant may be entitled under sub-paragraph(e) (i) of this Paragraph 8).

                         (iv) Landlord and Tenant hereby agree that the terms of this Lease shall govern the effect of any damage to or the destruction of the Leased Premises with respect to the termination of this Lease, and hereby waive any present or future statutes, ordinances and/or laws to the extent inconsistent herewith, including but not limited to, Sections 1932(2) and 1933(4) of the
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                  California Civil Code.

                          9.  INSURANCE AND LIABILITY


Landlord's        (a) The Landlord shall take out and keep in force during the
insurance         Term insurance with respect to the Property, except for the
                  Leasehold Improvements in the Leased Premises. The insurance to be maintained by the Landlord shall be in respect of perils and to amounts and on terms and conditions which, from time to time, are insurable at a reasonable premium and which are normally insured by reasonable prudent owners of properties similar to the Property, all as from time to time determined at reasonable intervals by insurance advisors selected by the Landlord, and whose opinion shall be conclusive. Unless and until the insurance advisors shall state that any such perils are not customarily insured against by owners of properties similar to the Property, the perils to be insured against by the Landlord shall include, without limitation, public liability, boilers and machinery, fire and extended perils, and may include, at the option of the Landlord, losses suffered by the Landlord through business interruption.
                  Notwithstanding anything to the contrary set forth in this Lease, and without affecting the rights or remedies of the parties hereto, Landlord and Tenant each hereby release and relieve the other, and waive their right to recover damages against each other, for loss of or damage to their respective property arising out of or incident to the perils insured against under this Paragraph 9. The effect of any such releases and waivers is not limited by the amount of insurance carried or by any deductible applicable hereto. Landlord and Tenant hereby agree to have their respective insurance carriers waive any right to subrogation that such carriers may have against either Landlord or Tenant, as the case may be, so long as any insurance is not invalidated thereby.

Tenant's          (b) The Tenant shall take out and keep in force during the
Insurance         Term:


                      (i) comprehensive Commercial General Liability insurance on an all occurrence basis with respect to Tenant's business carried on, in or from the Leased Premises and the Tenant's use and occupancy of the Leased Premises and any other part of the Property, with coverage for any one occurrence or claim of not less than Two Million Dollars ($2,000,000.00) or such other amount as the Landlord may reasonably require (but not more often than once during each Fiscal Period) upon not less than one (1) month's notice during the Term, which insurance shall include the Landlord as a named insured and shall protect the Landlord in respect of claims by the Tenant as if the Landlord were separately insured;

                      (ii) insurance in respect of fire and such other perils as are from time to time in the usual extended coverage endorsement covering the Leasehold Improvements, trade fixtures, and the furniture and equipment in the Leased Premises for not less than the full replacement cost thereof, and

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

                  which insurance shall include the Landlord as a named insured as the Landlord's interest may appear; and

                         (iii) insurance against such other perils and in such
                  amounts as the Landlord may from time to time reasonably require (but not more often than once during each Fiscal Period) upon not less than ninety (90) days' written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Property.

                  All insurance required to be maintained by the Tenant shall be on terms and with insurers with a General Policy Holders Rating of not less than "A:X" as rated in the most current issue of "Best's Insurance Guide." Each policy shall contain a waiver by the insurer of any rights of subrogation or indemnity or any other claim to which the insurer might otherwise be entitled, as set forth above, and shall also contain an undertaking by the insurer that no material change adverse to the Landlord or the Tenant will be made, and the policy will not lapse or be cancelled, except after not less than thirty (30) days' written notice to the Landlord of the intended change, lapse or cancellation. The Tenant shall furnish to the Landlord, if and whenever requested by it, certificates or other evidence acceptable to the Landlord as to the insurance from time to time effected by the Tenant and its renewal or continuation in force, together with evidence as to the method of determination of full replacement cost of the Tenant's Leasehold Improvements, trade fixtures, furniture and equipment, and if the Landlord reasonably concludes that the full replacement cost has been underestimated, the Tenant shall forthwith arrange for any consequential increase in coverage required under sub-paragraph(b) of this Paragraph 9. If the Tenant shall fail to take out, renew and keep in force such insurance, or if the evidence submitted to the Landlord is unacceptable to the Landlord (or no such evidence is submitted within a reasonable period after request therefor by the Landlord), then the Landlord may give to the Tenant written notice requiring compliance with this sub-paragraph and specifying the respects in which the Tenant is not then in compliance with this sub-paragraph. If the Tenant does not within forty-eight (48) hours provide appropriate evidence of compliance with this subparagraph, the Landlord may (but shall not be obligated to) obtain one or all of the additional coverage or other insurance which the Tenant shall have failed to obtain, without prejudice to any other rights of the Landlord under this Lease or otherwise, and the Tenant shall pay all premiums and other reasonable expenses incurred by the Landlord upon demand. Notwithstanding anything to the contrary set forth in this Paragraph 9(b) and/or elsewhere in this Lease, and in the event that the Tenant fails to obtain and maintain the insurance required under this Paragraph 9 and/or otherwise in this Lease for any reason whatsoever, the Tenant shall be conclusively deemed to have self-insured such insurance obligations with the full waiver of subrogation set forth in Paragraph 9(a) of this Lease; provided, however, nothing contained herein grants to the Tenant the right or option to self-insure the Tenant's

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                                       15
                  insurance obligations under this Lease.

Limitation of     (c)  The Tenant agrees that the Landlord shall not be liable
Landlord's        for any bodily injury or death of, or loss or damage to any
Liability         property belonging to, the Tenant or its employees, invitees or licensees or any other person in, on or about the Property, unless resulting from the actual willful misconduct or negligence of the Landlord or its own employees. In no event shall the Landlord be liable for any damage which is caused by steam, water, rain or snow or other thing which may leak into, issue or flow from any part of the Property or from the pipes or plumbing works, including the sprinkler system (if any) therein or from any other place or for any damage caused by or attributable to the condition or arrangement of any electric or other wiring or of sprinkler heads (if any) or for any damage caused by anything done or omitted by any other tenant.
                  Notwithstanding anything to the contrary set forth in this Lease, the obligations of the Landlord, and the Landlord's partners (either general or limited), directors, officers and shareholders, under this Lease, do not constitute personal obligations. Tenant, and the Tenant's successors and assigns, hereby agree not to seek any recourse against the personal assets of the Landlord, or the Landlord's partner (either general or limited), directors, officers and shareholders, for the satisfaction of any actual or alleged liability of Landlord to Tenant under this Lease, but Tenant shall look only to the Landlord's interest in the Property for the satisfaction of any liability of Landlord to Tenant hereunder.

Indemnity of      (d)  Except with respect to claims or liabilities in respect
Landlord          of any damage which is Insured Damage to the extent of the cost of repairing such Insured Damage, the Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless the Landlord and the Property in respect of:

                         (i) all claims for bodily injury or death, property damage or other loss or damage arising from the conduct of any work or any act or omission of the Tenant or any assignee, sub-tenant, agent, employee, contractor, invitee or licensee of the Tenant, and in respect of all costs, expenses and liabilities incurred by the Landlord in connection with or arising out of all such claims, including the expenses of any action or proceeding pertaining thereto; and

                         (ii) any reasonable loss, cost (including, without
                  limitation, reasonable attorneys' fees and costs, and court costs), expense or damage suffered by the Landlord arising from any breach by the Tenant of any of its covenants and obligations under this Lease.

Definition of     (e)    For purposes of this Lease, "Insured Damage" means
"Insured          that part of any damage occurring to the Property of which
Damage"           the entire cost of repair (or the entire cost of repair other than deductible amount properly collectable by the Landlord as part of the Additional Rent) is actually recovered by the Landlord

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

                  under a policy or policies of insurance from time to time effected by the Landlord pursuant to sub-paragraph(a) of this Paragraph 9. Where an applicable policy of insurance contains an exclusion for damages recoverable from a third party, claims as to which the exclusion applies shall be considered to constitute Insured Damage only if the Landlord successfully recovers from the third party.

                      10.  EVENTS OF DEFAULT AND REMEDIES

Events of         (a)    In the event of the happening of any one of the
Default and       following events:
Remedies

                         (i) the Tenant shall have failed to pay any Basic Rent, Additional Rent or any other Rent when due, and such failure shall be continuing for a period of more than five (5) days after Tenant's receipt of Landlord's written notice of late payment;

                         (ii) there shall be a default of or with any condition, covenant, agreement or other obligation on the part of the Tenant to be kept, observed or performed hereunder (other than a condition, covenant, agreement or other obligation to pay Basic Rent, Additional Rent or any other
                  Rent) and such default shall be continuing for a period of more than thirty (30) days after written notice by the Landlord to the Tenant specifying the default and requiring that it discontinue;

                         (iii) if any policy of insurance upon the Property or
                  any part thereof from time to time effected by the Landlord shall be cancelled or about to be cancelled by the insurer by reason of the use or occupation of the Leased Premises by the Tenant or any assignee, sub-tenant or licensee of the Tenant or anyone permitted by the Tenant to be upon the Leases Premises, and the Tenant, after receipt of notice in writing from the Landlord, shall have failed to take such immediate steps in respect of such use or occupation as shall enable the Landlord to reinstate or avoid cancellation (as the case may be) of such policy of insurance;

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                                       17

                         (iv) the Leased Premises shall, without the prior written consent of the Landlord, be used by any other persons than the Tenant or its permitted assigns or sub-tenants or for any purpose other than that for which they were leased or occupied or by any persons whose occupancy is prohibited by this Lease;

                         (v) the Leased Premises shall be vacated or abandoned, and the Tenant shall have failed to pay any Basic Rent, Additional Rent or any other Rent when due;

                         (vi) the balance of the Term of this Lease or any of the goods and chattels of the Tenant located in the Leased Premises, shall at any time be seized in execution or attachment; or

                         (vii) the Tenant shall make any assignment for the
                  benefit of creditors or become bankrupt or insolvent or take the benefit of any statute for bankrupt or insolvent debtors or, if a corporation, shall take any steps or suffer any order to be made for its winding-up or other termination of its corporate existence, or if a trustee, receiver or receiver-manager or agent or other like person shall be appointed for any of the assets of the Tenant, then the Landlord shall have the following rights and remedies, all of which are cumulative and not alternative and not to the exclusion of any other or additional rights and remedies in law or equity available to the Landlord by statute or otherwise:

                         (A) to remedy or attempt to remedy any default of the Tenant, and in so doing to make any payments due or alleged to be due by the Tenant to third parties and to enter upon the Leased Premises to do any work or other things therein, and in such event all reasonable expenses of the Landlord in remedying or attempting to remedy such default shall be payable by the Tenant to the Landlord on demand;

                         (B) with respect to unpaid overdue Rent (beginning with the period five (5) days after Tenant's receipt of Landlord's written notice of late payment), the payment by the Tenant of the Rent and of interest (which said interest shall be deemed included herein in the term "Rent") thereon at a rate equal to the lesser of (i) three percent (3%) above the prime commercial loan rate charged to borrowers having the highest credit rating form time to time by the Landlord's principal bank from the date upon which the same was due until actual payment thereof, or (ii) the maximum amount allowed under the laws of the jurisdiction in which the Building is located;

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

                       (C) to terminate this Lease forthwith and the Tenant's
                  right to possession of the Leased Premises by any lawful means, in which case this Lease shall terminate and the Tenant shall immediately surrender possession to the Landlord, and thereafter the Landlord shall be entitled to recover any and all of Landlord's unpaid Rent and damages as are recoverable, or Landlord may reserve the right to recover all or any part thereof in a separate suit, as now or hereafter available under the laws or judicial decisions of the jurisdiction in which the Building is located;

                       (D) to enter the Leased Premises as agent of the Tenant
                  and as such agent to re-let them and to receive the rent therefor and as the agent of the Tenant to take possession of any furniture or other property thereon and upon giving ten
                  (10) business days' written notice to the Tenant to store the same at the expense and risk of the Tenant or to sell or otherwise dispose of the same at public or private sale without further notice and to apply the proceeds thereof and any rent derived from re-letting the Leased Premises upon account of the Rent due and to become due under this Lease and the Tenant shall be liable to the Landlord for the deficiency, if any; and

                       (E) pursue any remedy now or hereafter available under
                  the laws or judicial decisions of the jurisdiction in which the Building is located (including, but not limited to, California Civil Code Section 1951.4 (where a landlord may continue a lease in effect after a tenant's breach and recover rent as it becomes due, if the tenant has the right to sublet or assign, subject only to reasonable limitations)). The expiration and termination of this Lease and/or the termination of the Tenant's right to possession shall not relieve the Tenant from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term or by reason of the Tenant's occupancy of the Leased Premises.

Payment of        (b)  Upon the giving by the Landlord of a notice in writing
Rent, etc. on     terminating this Lease under sub-paragraph (a)(C) of this
Termination       Paragraph 10, this Lease and the Term shall terminate, Rent and any other payments for which the Tenant is liable under this Lease shall be computed, apportioned and paid in full to the date of such termination forthwith, and there shall immediately become due and payable forthwith in one lump sum, and not as a penalty, the aggregate of all Rent (as estimated by the Landlord, acting reasonably) due and payable to the Landlord.

Attorneys'        (c)  The Tenant shall pay to the Landlord on demand all
Fees              reasonable costs and expenses, including attorneys' fees and costs, and court costs, incurred by the Landlord in enforcing any of the obligations of the Tenant under this Lease.

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

                             ADDITIONAL PROVISIONS


Relocation of     11.    [Intentionally Deleted].
leased Premises


Subordination     12.    This Lease and all rights of the Tenant hereunder are
and Attornment    subject and subordinate to all underlying leases and charges, or mortgages now or hereafter existing (including charges, and mortgages by way of debenture, note, bond, deeds of trust and mortgage, and all instruments supplemental thereto), which may now or hereafter affect the Property or any part thereof and to all renewals, modifications, consolidations, replacements and extensions thereof provided the lessor, chargee, mortgagee or trustee agrees to accept this Lease if not in default; and in recognition of the foregoing the Tenant agrees that it will, whenever requested, attorn to such lessor, chargee, mortgagee as a tenant upon all the terms of this Lease. The
                  Tenant agrees to execute promptly whenever requested by the Landlord or by the holder of any such lease, charge, or mortgage an agreement of Subordination, Nondisturbance and Attornment (the "SNDA"), as may be reasonably required of it.
                  Landlord hereby represents and warrant to Tenant that, prior to the Commencement Date, there are no underlying ground leases, mortgages or deeds of trust encumbering the Property, including the Building and the Leased Premises. In consideration of and as a condition precedent to Tenant's agreement to be bound by this Paragraph 12, Landlord shall use good-faith efforts and diligence to provide Tenant with a commercially reasonable SNDA from a subsequent ground lessor, mortgage holder or beneficiary under a deed of trust respecting the Property, who later may come into existence during the Term. Tenant hereby expressly waives the provisions of any statute, rule or law which may give or purport to give
                  Tenant the right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder solely in the event of any foreclosure proceeding or sale, and Tenant hereby agrees that this Lease shall not be affected in any way whatsoever by any such foreclosure proceeding or sale.

Certificates      13.    The Tenant agrees that it shall, as requested by the
                  Landlord (but not more often then twice during each Fiscal
                  Period), execute and deliver to the Landlord, and if required by the Landlord, to any lessor, chargee, or mortgagee
                  (including any trustee) or other person designated by the Landlord, a reasonable acknowledgment in writing as to the then-status of this Lease, including as to whether it is in full force and effect, is modified or unmodified, confirming the Basic Rent and Additional Rent payable hereunder and the status of the account between Landlord and the Tenant, the existence or non-existence of defaults, and any other matters pertaining to this Lease as to which the Landlord shall request an acknowledgment.

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

Inspection of     14.  The Landlord shall be permitted, at any time and from
and Access to     time to time, to enter and to have its authorized agents,
the Leased        employees and contractors enter the Leased Premises for the
Premises          purposes of inspection, window cleaning, maintenance, making repairs, alterations or improvements to the Leased Premises or the Property, or to have access to utilities and services
                  (including all ducts and access panels (if any), which the Tenant agrees not to obstruct) and the Tenant shall provide free and unhampered access for the purpose, and shall not be entitled to compensation for any inconvenience, nuisance or discomfort caused thereby. The Landlord and its authorized agents and employees shall be permitted entry to the Leased
                  Premises for the purpose of exhibiting them to prospective tenants. The Landlord in exercising its rights under this Paragraph 14 shall do so to the extent reasonable necessary so as to minimize interference with the Tenant's use and quiet enjoyment of the Leased Premises, subject to the terms of this Lease (specifically including Paragraph 8(c) above); provided, that in an emergency, the Landlord or persons authorized by it may enter the Leased Premises, at any time, without regard to minimizing interference.

Delay 15. Except as herein otherwise expressly provided, if and whenever and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted in the fulfillment of any obligation hereunder in respect of the supply or provision of any service or utility, the making of any repair, the doing of any work or any other thing (other than the payment of any monies required to be paid by the Tenant to the Landlord under this Lease by reason of:

                         (a)  strikes or work stoppages;

                         (b) being unable to obtain any material, service, utility or labor required to fulfill such obligation;

                         (c) any statute, law or regulation of, or inability to obtain any permission from any governmental authority having lawful jurisdiction preventing, delaying or restricting such fulfillment;

                              or

                         (d)  other unavoidable occurrence,


                  the time for fulfillment of such obligation shall be extended during the period in which such circumstance operates to prevent, delay or restrict the fulfillment thereof, and the other party to this Lease shall not be entitled to compensation for any inconvenience, nuisance or discomfort thereby occasioned; provided, that nevertheless the Landlord will use commercially reasonable efforts to maintain services essential to the use and enjoyment of

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant
                  the Leased Premises; and provided further, that if the Landlord shall be prevented, delayed or restricted in the fulfillment of any such obligation hereunder by reason of any of the circumstances set out in sub-paragraph (c) of this Paragraph 15 and to fulfill such obligation could not, in the reasonable opinion of the Landlord, be completed without substantial additions to or renovations of the Property, the Landlord may on sixty (60) days' written notice to the Tenant terminate this Lease.


Waiver            16.    If either the Landlord or the Tenant shall overlook,
                  excuse, condone or suffer any default, breach, non-observance, improper compliance or non-compliance by the other of any obligation hereunder, this shall not operate as a waiver of such obligation in respect of any continuing or subsequent default, breach, or non-observance, and no such waiver shall be implied but shall but shall only be effective if expressed in writing and executed by the waiving party.

Sale,             17.    (a)  The term "Landlord" as used in this Lease, means
Demolition and    only the owner for the time being of the Property, so that in
Renovation        the event of any sale or sales, transfer or transfers of the
                  Property, or the making of any lease or leases thereof, or the sale or sales or the transfer or transfers or the assignment or assignments of any such lease or leases; previous landlords shall be and hereby are relieved of all covenants and obligations of Landlord hereunder for the period of time after any such sale, transfer, etc. It shall be deemed and construed without further agreement between the parties, or their successors in interest, or between the parties and the transferee or acquiror, at any such sale, transfer or assignment, or lessee on the making of any such lease, that the transferee, acquiror or lessee has assumed and agreed to carry out any and all of the covenants and obligations of Landlord hereunder to Landlord's exoneration, and Tenant shall thereafter be bound to and shall attorn to such transferee, acquiror or lessee, as the case may be, as Landlord under this Lease, subject to the terms of paragraph 12 above.

                         (b)  [Intentionally Deleted].

Public Taking     18.    The Landlord and Tenant shall cooperate, each with the
                  other, in respect of any "Public Taking" (as hereinafter defined) of the Leased premises or any part thereof so that the Tenant may receive the maximum award to which it is entitled in law for relocation costs, business interruption and loss of goodwill, if any, and so that the Landlord may receive the maximum award for al other compensation arising from or relating to such Public Taking (including all compensation for the value of the Tenant's leasehold interest subject to the Public Taking) which shall be the property of the Landlord, and the Tenant's rights to such compensation are hereby assigned to the Landlord. If the whole or any part of the Leased Premises is Publicly Taken, as between the parties hereto, their respective rights and obligations under this Lease shall continue until the day on which the Public Taking authority takes possession

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant
                  thereof. If the whole or any part of the Leased Premises is Publicly Taken, the Landlord shall have the option, to be exercised by written notice to the Tenant, to terminate this Lease and such termination shall be effective on the day the Public Taking authority takes possession of the whole or the portion of the Property. Rent and all other payments shall be adjusted as of the date of such termination and the Tenant shall, on the date of such Public Taking, vacate the Leased Premises and surrender the same to the Landlord, with the Landlord having the right to re-enter and re-possess the Leased Premises discharged of this Lease and to remove all persons therefrom. In this Paragraph 18, the words "Public Taking" shall include expropriation and condemnation and shall include a sale by the Landlord to an authority with powers of expropriation, condemnation or taking, in lieu of or under threat of expropriation or taking, and "Publicly Taken" shall have a corresponding meaning. The Tenant hereby waives any and all rights the Tenant might otherwise have pursuant to Sections 1265.110, 1265.120 and 1265.130 of the California Code of Civil Procedure and any successor sections or statutes.

Registration of   19.    The Tenant agrees with the Landlord not to register or
Lease             record this Lease in any recording office and not to register or record notice of this Lease in any form without the prior written consent of the Landlord. If such consent is provided such notice of Lease or caveat shall be in such form as the Landlord shall have approved and upon payment of the Landlord's reasonable fee for same and all applicable transfer or recording taxes or charges. The Tenant shall remove and discharge, at Tenant's expense, registration or recordation of such a notice at the Expiration Date or earlier termination of the Term, and in the event of Tenant's failure to so remove or discharge such notice after ten (10) days' written notice by Landlord to Tenant, the Landlord may in the name and on behalf of the Tenant execute a discharge of such a notice in order to remove and discharge such notice and for the purpose thereof the Tenant hereby irrevocably constitutes and appoints any officer of the Landlord the true and lawful attorney of the Tenant.

Lease Entire      20.    The Tenant acknowledges that there are no covenants,
Agreement         representations, warranties, agreements or conditions, express or implied, collateral or otherwise forming part of or in any way affecting or relating to this Lease, save as expressly set out in this Lease and the Schedules attached hereto, and that this Lease and such Schedules constitute the entire agreement between the Landlord and the Tenant and may not be modified except as herein explicitly provided or except by agreement in writing executed by the Landlord and the Tenant.

Notices           21.    Any notice, advice, document or writing required or
                  contemplated by any provision hereof shall be given in writing and if to the Landlord, either delivered or mailed by prepaid mail addressed to the Landlord at the said local office address of the Landlord shown above, and if to the Tenant, either delivered personally to the Tenant (or to an officer of the Tenant, if a

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant
                  corporation) or mailed by prepaid mail addressed to the Tenant at the Leased Premises, or if an address of the Tenant is shown in the description of the Tenant above, to such address. Every such notice, advice, document or writing shall be deemed to have been given when delivered personally, or if mailed as aforesaid, upon the fifth day after being mailed. The Landlord may from time to time by notice in writing to the Tenant designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address and persons to which such notices are to be mailed and may require that copies of notices be sent to an agent designated by it. The Tenant may, if an address of the Tenant is shown in the description of the Tenant above, from time to time by notice in writing to the Landlord, designate another address as the address to which notices are to be mailed to it, or specify with greater particularity the address to which such notices are to be mailed.

Interpretation    22. In this Agreement "herein", "hereof", "hereby",
                  "hereunder", "hereto", "hereinafter" and similar expressions refer to this Lease and not to any particular paragraph, clause or other portion thereof, unless there is something in the subject matter or context inconsistent therewith; and the parties agree that all of the provisions of this Lease are to be construed as covenants and agreements as though words importing such covenants and agreements were used in each separate paragraph hereof, and that should any provision or provisions of this Lease be illegal or not enforceable it or they shall be considered separate and severable from the Lease and its remaining provisions shall remain in force and be binding upon the parties hereto as though the said provision or provisions had never been included, and further that the captions appearing for the provisions of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provisions hereof. Furthermore, this Lease shall be construed without regard to any presumption or other rule requiring construction against the party drafting a document and shall be construed neither for nor against either the Landlord or the Tenant, but shall be given a reasonable interpretation in accordance with the plain meaning of its terms and the intent of the parties hereto.

Extent of Lease   23. This Agreement and everything herein contained shall
Obligations       inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors, assigns and other legal representatives, as the case may be, of each and every of the parties hereto, subject to the granting of consent by the Landlord to any assignment or sublease, and every reference herein to any party hereto shall include the heirs, executors, administrators, successors, assigns and other legal representatives of such party, and where there is more than one tenant or there is a male or female party the provisions hereof shall be read with all grammatical changes thereby rendered necessary and all covenants shall be deemed joint and several hereunder.

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant

Use and           24.    If the Tenant shall for any reason use or occupy the
Occupancy         Leased Premises in any way prior to the Commencement Date, and
Prior to Term     with there being this Lease or other agreement between the
                  Landlord and Tenant in place, then during such prior use or occupancy the Tenant shall be a Tenant of the Landlord and shall be subject to the same covenants and agreements as set forth in this Lease. See Schedule "I" attached hereto.
                                           ------------

Time of           25.    Except as otherwise expressly provided in Paragraph 15
Essence           of this Lease, time is of the essence with respect to the
                  performance of all obligations to be performed or observed by the parties hereto.

Choice of Law     26.    This Lease shall be construed and enforced in
                  accordance with the laws of the State of California. Landlord and Tenant hereby consent and agree to the jurisdiction of the state or federal courts sitting in the County of Los Angeles, State of California, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein, and further agree that any dispute concerning the relationship between the parties hereto or this Lease, or otherwise, shall be heard only in the courts described above.

Auctions          27.    The Tenant shall not conduct, nor permit to be
                  conducted, any auction upon the Leased Premises and/or the Property without the Landlord's prior written consent, which consent shall be at the Landlord's sole and absolute discretion.

Termination       28.    Unless specifically stated otherwise in writing by the
and Merger        Landlord, any expiration or earlier termination of this Lease shall automatically terminate any sublease or lesser estate in the Leased Premises; provided, however, that the Landlord may elect to continue any one or all existing subtenancies.
                  Landlord's failure, within thirty (30) days following such expiration or termination to elect to the contrary by written notice to the holder of any such lesser estate or interest shall constitute the Landlord's election to have such expiration or termination constitute the termination of such lesser estate or interest.

Reservations      29.    Landlord reserves to itself the right, from time to
                  time, to grant any such easements, rights, and dedications that the Landlord deems necessary, and to cause a recordation of parcel maps and restrictions, so long as such easements, rights, dedications and restrictions do not unreasonably interfere with the use of the Leased Premises by the Tenant.
                  The Tenant hereby agrees, at the Tenant's cost and expense, to sign any documents reasonably requested by Landlord to effectuate any such easements, rights, dedications, maps or restrictions.

Schedules         30.    The provisions of the following Schedules attached
                  hereto shall form a part of this Lease as if the same were embodied herein:

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant

          Schedule "A"        Legal Description of Property
          Schedule "B-1"      Outline of Leased Premises
          Schedule "B-2"      Outline of Opportunity Space
          Schedule "C"        Taxes Payable by Landlord and Tenant
          Schedule "D"        Services and Costs
          Schedule "E"        Rules and Regulations
          Schedule "F"        Leasehold Improvements
          Schedule "G"        Tenant Improvement Allowance
          Schedule "H"        Option to Renew
          Schedule "I"        Occupancy Prior to Commencement Date
          Schedule "J"        [Intentionally Deleted]
          Schedule "K"        Increases in Basic Rent
          Schedule "L"        Right of First Opportunity to Lease
          Schedule "M"        Letter of Credit
          Schedule "N"        Miscellaneous
          Parking Agreement



               [Remainder of this page intentionally left blank]

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date set forth on page 1 hereof.


                                   Landlord:



                                   THE MANUFACTURERS LIFE INSURANCE
                                     COMPANY (U.S.A.),
                                   a Michigan corporation


                                   By:____________________________________
                                       Name:______________________________
                                       Title:_____________________________



                                   Tenant:

                                   EXODUS COMMUNICATIONS, INC.,
                                   a California corporation


                                   By:_____________________________________
                                        Name:  Richard Stolz
                                        Title: Chief Operating Officer and
                                                Chief Financial Officer

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant

                                  SCHEDULE "A"

                         LEGAL DESCRIPTION OF PROPERTY


     The Property is located in the City of Irvine, County of Orange, State of California, and is more particularly described as follows:

Parcel 1:

          Parcel 28 in the City of Irvine, County of Orange, State of California, as shown on Parcel Map No. 83-0613 filed May 29, 1984 in Book 188, Pages 28-33 of Parcel Maps, in the office of the County Recorder of said County.


Parcel 2:

          An undivided 4.910 interest in Lots A, B, C, D, F, G and H in the City of Irvine, County of Orange, State of California, as shown on Parcel Map No. 83-0613 filed May 29, 1984 in Book 188, Pages 28-33 of Parcel Maps, in the office of the County Recorder of said County.

          Excepting from Parcels 1 and 2 any and all oil, oil rights, mineral, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known, geothermal steam or other resources, and all products derived from any of the foregoing, that may be within or under the land, together with the perpetual right of drilling, mining or exploring and operating therefor and storing in and removing the same from the land or any other land, including the right to whipstock or directionally drill and mine from the lands other than those conveyed hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines; without, however, the right to drill, mine, store, explore and operate through the surface of the upper five hundred (500) feet of the subsurface of the land, as reserved by The Irvine Company in deed recorded December 27, 1985 as Instrument No. 85-519768 of Official Records.

                                                                 INITIAL
                                                           ---------------------
                                                            Landlord    Tenant

                                  SCHEDULE "A"

                         LEGAL DESCRIPTION OF PROPERTY

     The Property is located in the City of Irvine, County of Orange, State of California, and is more particularly described as follows:

Parcel 1:

     Parcel 28 in the City of Irvine, County of Orange, State of California, as shown on Parcel Map No. 83-0613 filed May 29, 1984 in Book 188, Pages 28-33 of Parcel Maps, in the office of the County Recorder of said County.

Parcel 2:

     An undivided 4.910 interest in Lots A, B, C, D, F, G and H in the City of Irvine, County of Orange, State of California, as shown on Parcel Map No. 83-0613 filed May 29, 1984 in Book 188, Pages 28-33 of Parcel Maps, in the office of the County Recorder of said County.

     Expecting from Parcels 1 and 2 any and all oil, oil rights, minerals, mineral rights, natural gas rights, and other hydrocarbons by whatsoever name known, geothermal steam or other resources, and all products derived from any of the foregoing, that may be within or under the land, together with the perpetual right of drilling, mining or exploring and operating therefor and storing in and removing the same from the land or any other land, including the right to whipstock or directionally drill and mine from the lands other than those conveyed hereby, oil or gas wells, tunnels and shafts into, through or across the subsurface of the land, and to bottom such whipstocked or directionally drilled wells, tunnels and shafts under and beneath or beyond the exterior limits thereof, and to redrill, retunnel, equip, maintain, repair, deepen and operate any such wells or mines; without, however, the right to drill, mine, store, explore and operate through the surface of the upper five hundred (500) feet of the subsurface of the land, as reserved by The Irvine Company in deed recorded December 27, 1985 as Instrument No. 85-519768 of Official Records.

                                 SCHEDULE "B-1"

                           OUTLINE OF LEASED PREMISES

                            [GRAPHIC APPEARS HERE]

                                 SCHEDULE "B-2"

                          OUTLINE OF OPPORTUNITY SPACE

                            [GRAPHIC APPEARS HERE]

                                  SCHEDULE "C"

                      TAXES PAYABLE BY LANDLORD AND TENANT


TENANT'S TAXES                 1.  (a) The Tenant covenants to pay all of
                                       "Tenant's Taxes" (as hereinafter
                                       defined), as and when the same become due and payable. Where any Tenant's Taxes are payable by the Landlord to the relevant taxing authorities, the Tenant covenants to pay the amount thereof to the Landlord.

                                   (b) The Tenant covenants to pay to Landlord
                                       the Tenant's Proportionate Share of the
                                       excess of the amount of the "Landlord's
                                       Taxes" (as hereinafter defined) in each
                                       Fiscal Period over the Landlord's Taxes
                                       in the "Base Year" (as hereinafter
                                       defined).

                                   (c) The Tenant covenants to pay to Landlord
                                       the Tenant's Proportionate Share of the
                                       costs and expenses (including attorneys' and other professional fees, and interest and penalties on deferred payments) incurred in good-faith by the Landlord in contesting, resisting or appealing any of the "Taxes" (as hereinafter defined), subject to Tenant's audit rights set forth in Paragraph 3(f) of this Lease.

LANDLORD'S TAXES                   (d) The Landlord covenants to pay Landlord's
                                       Taxes subject to the payments on account of Landlord's Taxes required to be made by the Tenant elsewhere in this Lease. The Landlord may appeal any official assessment or the amount of any Taxes or other taxes based on such assessment and relating to the Property. In connection with any such appeal, the Landlord may defer payment of any Taxes or other taxes, as the case may be, payable by it to the extent permitted by law, and the Tenant shall cooperate with the Landlord in connection with any such appeal.

SEPARATE                           (e) In the event that the Landlord is unable
ALLOCATION                             to obtain from the taxing ALLOCATION
                                       authorities any separate allocation of
                                       Landlord's Taxes, Tenant's Taxes or
                                       assessments as required by the Landlord
                                       to make calculations of Additional Rent
                                       under this Lease, such allocation shall
                                       be made by the Landlord acting
                                       reasonably, and shall be subject to
                                       Tenant's audit rights set forth in
                                       Paragraph 3(f) of this Lease.

INFORMATION                        (f) Whenever requested by the Landlord, the
                                       Tenant shall deliver to it receipts for
                                       payment of all the Tenant's Taxes and
                                       furnish such other information in
                                       connection therewith as the Landlord may reasonably require.

TAX ADJUSTMENT                     (g) If the Building has not been taxed as a
                                       completed and fully occupied building for the Base Year, the Landlord's Taxes will be determined by the Landlord as if the Building had been taxed as a completed and fully occupied building for any such Fiscal Period.

DEFINITION                     2.  In this Lease:

                                   (a) "Landlord's Taxes" shall mean the
                                       aggregate of all Taxes attributable to
                                       the Property, the Rent or the Landlord in respect thereof, including, without limitation, any amounts imposed, assessed, levied or charged in substitution for or in lieu of any such Taxes, but excluding such taxes as capital gains taxes, corporate income, profit or excess profit, estate or inheritance taxes to the extent such taxes are not levied in lieu of any of the foregoing against the Property or the Landlord in respect thereof;

                                   (b) "Taxes" shall mean all taxes, rates,
                                       duties, levies, fees, charges, local
                                       improvement rates, capital taxes, rental taxes and assessments whatsoever, including fees, rents, and levies for air rights and encroachments on or over municipal property imposed, assessed, levied or charged by any school, municipal, regional, state, provincial, federal, parliamentary or other body, corporation, authority, agency or commission, or resulting from any sale, refinancing or change of ownership of all or any portion of the Property; provided, that any such local improvements rates, assessed and paid prior to or in the Base Year shall be excluded from the Base Year and any year during the Term; and provided further, that "Taxes" shall not include any special utility, levies, fees or charges imposed, assessed, levied or charged which are directly associated with initial construction of the Property.

                                   (c) "Tenant's Taxes" shall mean the
                                       aggregate of:

                                       (i)      all Taxes (whether imposed upon
                                                the Landlord or the Tenant)
                                                attributable to the personal
                                                property, trade fixtures,
                                                business, income, occupancy or
                                                sales of the Tenant or any other
                                                occupant of the Leased Premises,
                                                and to any Leasehold
                                                Improvements or fixtures
                                                installed by or on behalf of the
                                                Tenant within the Leased
                                                Premises, and to the use by the
                                                Tenant of any of the Property;
                                                and

                                    (ii)        the amount by which Taxes
                                                (whether imposed upon the
                                                Landlord or the Tenant) are
                                                increased above the Taxes which
                                                would have otherwise been
                                                payable as a result of the
                                                Leased Premises or the Tenant or
                                                any other occupant of the Leased
                                                Premises being taxed or assessed
                                                in support of separate schools;
                                                and

                               (d) "Tenant's Proportionate Share" shall mean fifty-one percent (51%), subject to adjustment as determined solely by the Landlord and notified to the Tenant in writing for physical increases or decreases in the total rentable area of the Property; provided, that total rentable area of the Property and the rentable area of the Leased Premises shall exclude areas designated (whether or not rented) for parking and for storage.

                               (e)  "Base Year" shall mean calendar year 1998.

                                  SCHEDULE "D"

                               SERVICES AND COSTS


INTERIOR CLIMATE             1.  The Landlord covenants with the Tenant:
CONTROL

                                 (a)      [Intentionally Deleted.]

JANITOR SERVICE                  (b)      To provide, five (5) days per week,
                                          janitor and cleaning services to the
                                          common areas of the Building only,
                                          consisting of reasonable services in
                                          accordance with the standards of
                                          similar office buildings;

ELEVATORS,                       (c)      To keep available the following
LOBBIES, ETC.                             facilities for use by the Tenant and
                                          its employees and invitees in common
                                          with other persons entitled thereto:

                                          (i)   passenger and freight elevator
                                                service to each floor upon which
                                                the Leased Premises are located
                                                provided such service is
                                                installed in the Building and
                                                provided that the Landlord may
                                                prescribe the hours during which
                                                and the procedures under which
                                                freight elevator service shall
                                                be available and may limit the
                                                number of elevators providing
                                                service outside normal business
                                                hours;
                                          (ii)  common entrances, lobbies,
                                                stairways and corridors giving
                                                access to the Building and the
                                                Leased premises, including such
                                                other areas from time to time
                                                which may be provided by the
                                                Landlord for common use and
                                                enjoyment within the Property;
                                          (iii) the washrooms as the Landlord
                                                may assign from time to time
                                                which are standard to the
                                                Building, provided that the
                                                Landlord and the Tenant
                                                acknowledge that, where an
                                                entire floor is leased to the
                                                Tenant or some other tenant, the
                                                Tenant or such other tenant, as
                                                the case may be, may exclude
                                                others from the washrooms
                                                thereon.

ELECTRICITY                  2.  The Landlord covenants with the Tenant to
                                 furnish electricity to the Leased Premises
                                 (except areas of the Leased Premises which have
                                 separate meters) for normal office use for
                                 lighting and for office equipment capable of
                                 operating from the circuits available to the
                                 Leased Premises and standard to the Building
                                 twenty-four (24) hours per day, seven (7) days
                                 per week, subject to governmental regulations;
                                 (a)      The amount of electricity consumed on
                                          the Leased Premises in excess of
                                          electricity required by the Tenant for
                                          normal office use shall be as
                                          determined by the Landlord acting
                                          reasonably or by a metering device
                                          installed by the Tenant at the
                                          Tenant's expense (except as otherwise
                                          provided in this Lease). The Tenant
                                          shall pay the Landlord for all
                                          electricity on demand or as otherwise
                                          set forth herein.
                                 (b)      The Tenant covenants to pay to the
                                          Landlord the Tenant's Proportionate
                                          Share of all electricity consumed on
                                          the Property (except the amounts
                                          recovered from and paid by tenants
                                          separately metered), and except as
                                          related to the Leased Premises.
                                 (c)      In calculating electricity costs for
                                          any Fiscal Period, if less than one
                                          hundred percent (100%) of Building is
                                          occupied by tenants, then the amount
                                          of such electricity costs shall be
                                          deemed for the purposes of this
                                          Schedule "D" to be increased to an
                                          -----------
                                          amount equal to the like electricity
                                          costs which normally would be expected
                                          by the Landlord to have been incurred
                                          had such occupancy been one hundred
                                          percent (100%) during such entire
                                          period.

                             3. The Landlord shall maintain and keep in repair the facilities required for the systems(s) for heating and cooling, filtering and circulation air ("HVAC") (but not HVAC in, or servicing, the Leased Premises), elevator (if installed in the Building), and other services referred to in sub-paragraphs (b) and (c) of Paragraph 1 and sub-paragraph (a) of Paragraph 2 of this Schedule "D" in accordance with the standards
                                 -----------
                                 of office buildings similar to the Building, but reserves the right to stop the use of any of these facilities and the supply of the corresponding services when necessary by reason of accident or breakdown or during the making of repairs, alterations or improvements shall have been completed to the satisfaction of the Landlord

ADDITIONAL                   4.  (a)      The Landlord may (but shall not be
SERVICES                                  obligated to ), on request of the
                                          Tenant, supply services or materials
                                          to the Leased Premises and the
                                          Property which are not provided for
                                          under this Lease and which are used by
                                          the Tenant (the "Additional
                                          Services"), including, without
                                          limitation:


                                          (i)   replacement of non-Building
                                                standard tubes and ballasts;
                                          (ii)  carpet shampooing;
                                          (iii) drapery cleaning;
                                          (iv)  locksmithing;
                                          (v)   removal of bulk garbage;
                                          (vi)  picture hanging; and
                                          (vii) special security arrangement.

                                 (b) When Additional Services are supplied or furnished by the Landlord, accounts therefor shall be rendered by the Landlord and shall be payable by the Tenant to the Landlord, within thirty
                                          (30) days after demand therefor as
                                          Rent under this Lease. In the event
                                          the Landlord shall elect not to supply
                                          or furnish Additional Services, only
                                          persons with prior written approval by
                                          the Landlord (which approval shall not
                                          be unreasonably withheld) shall be
                                          permitted by the Landlord or the
                                          Tenant to supply or furnish Additional
                                          Services to the Tenant and the
                                          supplying and furnishing shall be
                                          subject to the reasonable rules fixed
                                          by the Landlord with which the Tenant
                                          undertakes to cause compliance and to
                                          comply; provided, such Additional
                                          Services shall be at no greater cost
                                          than Tenant is able to obtain in
                                          arm's-length negotiations with
                                          reputable service providers.

OPERATING                    5.  (a)      The Tenant covenants to pay to the
CHARGES PAYABLE                           Landlord the Tenant's Proportionate
                                          Share of the excess of the amount of
                                          the Operating Costs in each Fiscal
                                          Period over the Operating Costs in the
                                          Base Year.

                                 (b) In this Lease, "Operating Costs" shall mean all costs incurred or which will be incurred by the Landlord in the maintenance, operation, administration and management of the Property,
                                          including, without limitation:
                                          (i)   cost of heating, ventilating and
                                                air-conditioning (HVAC);
                                          (ii)  cost of water and sewer charges;
                                          (iii) cost of insurance carried by the
                                                Landlord pursuant to Paragraph
                                                9(a) of this Lease and cost of
                                                any deductible amount paid by
                                                the Landlord in connection with
                                                each claim made by the Landlord
                                                under such insurance;
                                          (iv)  costs of building office
                                                expenses, including telephone,
                                                rent, stationery and supplies;
                                          (v)   cost of fuel and electricity;
                                          (vi)  costs of all elevator and
                                                escalator (if installed in the
                                                Building) maintenance and
                                                operation;
                                          (vii) costs of operating staff,
                                                management staff and other
                                                administrative personnel,
                                                including salaries and wages,
                                                along with a management fee
                                                directly related to the Property
                                                (which management fee shall be
                                                commensurate with the management
                                                fees charged at similar
                                                buildings located in the major
                                                business district of the City of
                                                Irvine, State of California);
                                          (viii)cost of providing security, if
                                                any;
                                          (ix)  cost of providing janitorial
                                                services, window cleaning,
                                                garbage and snow removal and
                                                pest control;
                                          (x)   cost of supplies and materials;
                                          (xi)  cost of decoration of common
                                                areas;
                                          (xii) cost of landscaping;
                                          (xiii)cost of maintenance and
                                                operation of the parking area;
                                          (xiv) cost of consulting, and
                                                professional fees including
                                                expenses;
                                          (xv)  cost of replacements, additions
                                                and modifications, and cost of
                                                repair; and
                                          (xvi) the Tenant covenants to pay to
                                                the Landlord the Tenant's
                                                Proportionate Share of the costs
                                                in respect of each "Major
                                                Expenditure" (as hereinafter
                                                defined) as amortized over the
                                                period of the Landlord's
                                                reasonable estimate of the
                                                economic life of the Major
                                                Expenditure, but not to exceed
                                                fifteen (15) years, using equal
                                                monthly installments of
                                                principal and interest at ten
                                                percent (10%) per annum
                                                compounded semi-annually. For
                                                the purposes hereof, "Major
                                                Expenditure" shall mean any
                                                expenditure incurred after the
                                                Commencement Date for
                                                replacement of machinery,
                                                equipment, systems or facilities
                                                forming a part of or used in
                                                connection with the Property or
                                                for modifications, upgrades or
                                                additions to the Property or
                                                facilities used in connection
                                                therewith; provided, that in
                                                each case, such expenditure is
                                                more than ten percent (10%) of
                                                the total Operating Costs of the
                                                immediately preceding Fiscal
                                                Period.
                                 (c) In this Lease there shall be excluded from Operating Costs the following:
                                          (i)   interest on debt and capital
                                                retirement of debt, and
                                                refinancing costs;
                                          (ii)  such of the Operating Costs as
                                                are recovered from insurance
                                                proceeds;
                                          (iii) costs as determined by the
                                                Landlord of acquiring tenants
                                                for the Property;
                                          (iv)  commissions, attorneys' fees,
                                                costs and disbursements and
                                                other expenses, all of which are
                                                incurred in connection with
                                                solicitations, negotiations or
                                                disputes of any kind with other
                                                tenants, occupants, including
                                                subtenants and assignees,
                                                purchasers, lenders or otherwise
                                                on the Property;
                                          (v)   renovating or otherwise
                                                improving or decorating,
                                                painting or redecorating
                                                (including architectural,
                                                engineering, permitting and
                                                other related costs) leased
                                                space for tenants or other
                                                occupants or vacant tenant
                                                space), other than ordinary
                                                maintenance provided to all
                                                tenants, including the Tenant,
                                                except for any common areas;
                                          (vi)  Landlord's costs of utilities
                                                and other services or items sold
                                                separately to other tenants for
                                                which Landlord is entitled to be
                                                reimbursed by such tenant as an
                                                additional charge over and above
                                                the rent and operating expense
                                                or other rental adjustments
                                                payable with
                                                respect to such
                                                tenant;
                                          (vii) any charge for depreciation of
                                                the Building for equipment and
                                                expenses relating to financing,
                                                including interest on debt or
                                                amortization payments on any
                                                mortgage or mortgages, including
                                                rental, created under any ground
                                                or underlying leases;
                                          (viii)any particular items and
                                                services for which another
                                                tenant or occupant otherwise
                                                reimburses Landlord by direct
                                                payment over and above rent and
                                                operating expense adjustments;
                                          (ix)  charitable or political
                                                contributions, advertising and
                                                promotional expenditures,
                                                including cost of staging
                                                special events;
                                          (x)   expenses for period not covered
                                                under this Lease (except as a
                                                result of Tenant's negligence
                                                and/or willful misconduct or
                                                caused by any act or omission of
                                                Tenant or Tenant's agents,
                                                contractors and/or
                                                representatives); and
                                          (xi)  expenses (such as real estate
                                                taxes, insurance, cleaning,
                                                salary and the like) incurred as
                                                a result of special improvements
                                                or special uses (such as a
                                                newsstand, daycare, building
                                                rental office, garage and other
                                                areas) which do not relate
                                                directly to the Landlord's
                                                services under this Lease and
                                                are designed to specifically
                                                benefit another tenant or
                                                occupant on the Property.
                             6. In calculating Operating Costs for any Fiscal Period, including the Base Year, if less than one hundred percent (100%) of Building is occupied by tenants, then the amount of such Operating Costs shall be deemed for the purposes of this Schedule
                                                                      --------
                             "D" to be increased to an amount equal to the like
                             ---
                             Operating Costs which normally would be expected by the Landlord to have been incurred had such occupancy been one hundred percent (100%) during such entire period.

                             7.  In this Lease:
                                          (i)   "Tenant's Proportionate Share"
                                                shall mean fifty-one percent
                                                (51%), subject to adjustment as
                                                determined solely by the
                                                Landlord and notified to the
                                                Tenant in writing for physical
                                                increases or decreases in the
                                                total rentable area of the
                                                Property; provided, the total
                                                rentable area of the Property
                                                and the rentable area of the
                                                Leased Premises shall exclude
                                                areas designated (whether or not
                                                rented ) for parking and for
                                                storage.
                                          (ii)  "Base Year" shall mean calendar
                                                year 1998.

                             8. Notwithstanding anything to the contrary set forth in this Schedule "D" or elsewhere in this
                                               ------------
                                 Lease, and including as may already be charged by Landlord to Tenant as Additional Rent and/or Additional Services under this Lease, the Tenant shall be responsible to obtain and pay for all HVAC, telephone, and janitorial and cleaning services supplied to the Leased Premises, together with any of Tenant's Taxes thereon (pursuant to Paragraph 2 of Schedule
                                                                     --------
                                 "C" attached hereto).
                                 ---

                                  SCHEDULE "E"

                             RULES AND REGULATIONS

1. The sidewalks, entry passages, elevators (if installed in the Building) and common stairways shall not be obstructed by the Tenant or used for any other purpose than for ingress and egress to and form the Leased Premises. The Tenant will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, garbage, refuse or anything whatever.

2. The washroom plumbing fixtures and other water apparatus shall not be used for any purposed other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. The expense of any damage resulting from misuse by the Tenant shall be borne by the Tenant.

3. The Tenant shall permit window cleaners to clean the windows of the Leased Premises, upon at least twenty-four (24) hours prior written notice to Tenant, including during normal business hours.

4. No birds or animals shall be kept in or about the Property nor shall the Tenant operate or permit to be operated any musical or sound-producing instruments or device or make or permit any improper noise inside or outside the Leased Premises which may be heard outside such Leased Premises.

5. No one shall use the Leased Premises for residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6.  [Intentionally Deleted].

7. No dangerous or explosive materials shall be kept or permitted to be kept in the Leased Premises.

8. The Tenant shall not permit any cooking in the Leased Premises. The Tenant shall not install or permit the installation or use of any machine dispensing goods for sale in the Leased Premises without the prior written approval of the Landlord. Only persons authorized by the Landlord shall be permitted to deliver or to use the elevators (if installed in the Building) for the purpose of delivering food or beverages to the Leased Premises.

9. The Tenant shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the prior written consent of the Landlord. In giving such consent, the Landlord shall have the right in its sole discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platform to distribute the weight thereof. All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of the Tenant. The moving of all heavy equipment or other office equipment or furniture shall occur only at times consented to by the Landlord and the persons employed to move the same in and out of the Building must be acceptable to the Landlord. Safes and other heavy office equipment will be moved through the halls and corridors only upon steel bearing plates. No freight or bulky matter of any description will be received into the Building or carried in the elevators ( if installed in the Building) except during hours approved by the Landlord.

10. The Tenant shall give the Landlord prompt notice of any accident to, or any defect in the plumbing, HVAC, mechanical or electrical apparatus or any other part of, the Building and/or the Property.

11. Pursuant to the Parking Agreement between Landlord and Tenant attached hereto, the parking of automobiles shall be subject to the reasonable regulations of the Landlord and any future reasonable parking charges imposed by any governmental or quasi-governmental authority during the Term. The Landlord shall not be responsible for damage to or theft of any car, its accessories or contents whether the same be the result of negligence, willful misconduct or otherwise.

12. The Tenant shall not mark, drill into or in any way deface the walls, ceilings, partitions, floors or other parts of the Leased Premises and the Building.

13. Except with the prior written consent of the Landlord, Tenant shall not use or engage any person or persons, other than the janitor or janitorial contractor reasonably approved by the Landlord, for the purpose of any cleaning of the Leased Premises; provided, such cleaning services shall be at no greater cost than Tenant is able to obtain in arm's length negotiations with reputable service providers.

14. If the Tenant desires any electrical or communications wiring, the Landlord reserves the right to direct qualified person as to where and how the wires are to be introduced, and without such directions no borings or cutting for wires shall take place. No other wires or pipes of any kind shall be introduced without the prior written consent of the Landlord pursuant to Schedule "F"
                                                              ------------
attached hereto.

15. The Tenant shall not place or cause to be place any additional locks upon any doors of the Leased Premises without the approval of the Landlord and subject to any conditions imposed by the Landlord. Additional keys may be obtained form the Landlord at the cost of the Tenant.

16. The Tenant shall be entitled to have its name shown upon the directory board of the Building, if applicable, and the exterior main entrance doors to the Leased Premises, all at the Tenant's expense, but the Landlord shall in its sole discretion design the style of such identification and allocate the space on the directory board for the Tenant, if applicable, pursuant to Schedule "N" attached hereto.
                                   ------------

17.  The Tenant shall not interfere with or obstruct any perimeter HVAC units.

18. The Tenant shall not conduct, and shall not permit any, canvassing in the Building.

19. The Tenant shall take care of the rugs and drapes (if any) in the Leased Premises and shall arrange for the carrying-out of regular janitorial cleaning of the Leased Premises, and spot cleaning and shampooing of carpet and dry cleaning of drapes in a manner reasonably acceptable to the Landlord.

20. The Tenant shall permit the periodic closing of lanes, driveways and passages for the purpose of preserving the Landlord's rights over such lanes, driveways and passages.

21.  Subject to the Tenant's signage rights set forth in Schedule "N" attached
                                                         ------------
hereto, the Tenant shall not place or permit to be placed any sign, advertisement, notice or other display on any part of the exterior of the Leased Premises or elsewhere if such sign, advertisement, notice or other display is visible from outside the Leased Premises without the prior written consent of the Landlord which may be arbitrarily withheld. The Tenant, upon request of the Landlord, shall immediately remove any sign, advertisement, notice or other display which the Tenant has placed or permitted to be place which, in the opinion of the Landlord, is objectionable, and if the Tenant shall fail to do so, the Landlord may remove the same at the expense of the Tenant.

22. The Landlord shall have the right to make such other and further reasonable rules and regulations and to alter the same, as in its judgment may from time to time be needful, for the safety, care, cleanliness and appearance of the Leased Premises and the Building and for the preservation of good order therein, and the same shall be kept and observed by Tenant and tenant's employees and servants. The Landlord also has the right to suspend or cancel any or all of these rules and regulations herein set out.

                                  SCHEDULE "F"

                             LEASEHOLD IMPROVEMENTS


DEFINITION OF         1. For purposes of this Lease, the term "Leasehold
LEASEHOLD             Improvements" includes, without limitation, all fixtures,
IMPROVEMENTS          improvements, installations, alterations and additions
                      from time to time made, erected or installed by or on behalf of other tenants in other premises in the Building
                      (including the Landlord if an occupant of the Building), including all partitions, doors and hardware however affixed, and whether or not movable, all mechanical, electrical and utility installations and all carpeting and drapes, with the exception only of the Landlord's Work and Tenant's trade fixtures, furniture and equipment not of the nature of fixtures.


INSTALLATION OF       2. The Landlord shall include in the Leased Premises the
IMPROVEMENTS          Landlord's Work. The Tenant shall not make, erect, install
AND FIXTURES          or alter any Leasehold Improvements in the Leased Premises without having requested and obtained the Landlord's prior written approval. The Landlord's approval shall not, if given, under any circumstances be construed as a consent to the Landlord having its estate charged with the cost of work. The Landlord shall not unreasonably withhold its approval to any such request, but failure to comply with the Landlord's reasonable requirements from time to time for the Building shall be considered sufficient reason for refusal. In making, erecting, installing or altering any Leasehold Improvements the Tenant shall not, without the prior written approval of the Landlord, alter or interfere with any installations which have been made by the Landlord or others and in no event shall alter or interfere with window coverings (if any) or other light control devices (if any) installed in the Building. The
                      Tenant's request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications thereof. If the Tenant requires from the Landlord drawings or specifications of the Building in connection with any Leasehold Improvements, the Tenant shall pay the cost thereof to the Landlord on demand. Any reasonable costs and expenses incurred by the Landlord in connection with the Tenant's Leasehold Improvements shall be paid by the Tenant to the Landlord on demand. All work to be performed in the Leased Premises shall be performed by competent contractors and sub-contractors of whom the Landlord shall have approved in writing prior to commencement of any work, such approval not to be unreasonably withheld. All such work, including the deliver, storage and removal of materials, shall be subject to the reasonable supervision of the Landlord, shall be performed in accordance with any reasonable conditions or regulations imposed by the Landlord including, without limitation, payment of Landlord's reasonable out-of-pocket construction supervision fee, and shall be completed in good and workmanlike manner in accordance with the description of the work approved by the Landlord and in accordance with all laws, regulations and by-laws of all regulatory authorities. Copies of required building permits or authorizations shall be obtained by the Tenant at its expense and copies thereof shall be provided to the Landlord. No locks shall be installed on the entrance doors or in any doors in the Leased Premises that are not keyed to the Building's master key system with copies of any keys delivered to Landlord.


LIENS AND             3. In connection with the making, erection, installation
ENCUMBRANCES ON       or alteration of Leasehold Improvements and all other work
IMPROVEMENTS          or installations made by or for the Tenant in the Leased
AND FIXTURES          Premises the Tenant shall comply with all the provisions
                      of the mechanics' lien and other similar statutes form time to time applicable thereto (including any proviso requiring or enabling the retention by way of holdback of portions of any sums payable) and, except as to any such holdback, shall promptly pay all accounts relating thereto. Except in the ordinary course of Tenant's business, the Tenant will not create any mortgage, deed of trust or conditional sale agreement in respect of its Leasehold Improvements or, without the written consent of the Landlord, with respect to its trade fixtures nor shall the Tenant take any action as a consequence of which any such mortgage, deed of trust or conditional sale agreement would attach to the Property or any part thereof. If and whenever any mechanics' or other lien for work, labor, services or materials supplied to or for the Tenant or for the cost of which the Tenant may be in any way liable or claims therefor shall arise or be filed or any such mortgage, conditional sale agreement or other encumbrance shall attach, the Tenant shall within twenty (20) days after submission by the Landlord of notice thereof procure the discharge thereof, including any certificate of action registered in respect of any lien, by payment or giving security or in such other manner as may be required or permitted by law, and failing which the Landlord may avail itself of any of its remedies hereunder for default of the Tenant and may make any payments or take any steps or proceedings required to procure the discharge of any such liens or encumbrances, and shall be entitled to be repaid by the Tenant on demand for any such payments and to be paid on demand by the Tenant for all costs and expenses
                      (including attorneys' fees and costs, and court costs) in connection with steps or proceedings taken by the Landlord and the Landlord's right to reimbursement and to payment shall not be affected or impaired if the Tenant shall then or subsequently establish or claim that any lien or encumbrances so discharged was without merit or excessive or subject to any abatement, set-off or defense. The
                      Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold harmless
                      Landlord and the Property form all claims, costs and expenses (including attorneys' fees and costs, and court costs) which may be incurred by the Landlord in any proceedings brought by any person against the Landlord alone or with another of others for or in respect of work, labor, services or materials supplied to or at the request of Tenant.

REMOVAL OF            4. All Leasehold Improvements in or upon the Leased
IMPROVEMENTS          Premises shall immediately upon their placement be and
AND FIXTURES          become the Landlord's property without compensation
                      therefor to the Tenant; however; and to the extent otherwise expressly agreed to by the Landlord in writing, no Leasehold Improvements, furniture or equipment shall be removed by the Tenant from the Leased Premises either during or at the expiration or sooner termination of the Term, except that:


                            (a) the Tenant shall, prior to the end of the Term, (i) remove such of the Leasehold Improvements and trade fixtures in the Leased Premises as the Landlord shall require to be removed (as reasonably determined by Landlord, in writing delivered to Tenant, prior to installation), and (ii) Tenant shall be entitled to remove the following items from the Leased Premises (subject to the terms of this Lease): parabolic light fixtures (so long as Tenant has replaced any such removed light fixtures with operational Building standard light fixtures in good condition); the raised floor in the Leased Premises only; the UPS Generator and any other generators installed by Tenant, and any above-ground storage tank for diesel fuel servicing the UPS Generator and/or the other generators, if at all; the Liebert-brand or similar brand of HVAC unit; the "FM200 System" (as hereinafter defined) (so long as the original water fire suppression (sprinkler) system is operational and in good condition); the security/surveillance system (pursuant to Paragraph 5(a)(vi) blow); furniture and systems furniture; cabinets, cages and racks; computer equipment; the Telco-brand system; consoles; full-height glass walls; specific power system upgrades installed by Tenant in the Leased Premises only; communications equipment; and condensers.

                            (b)     [Intentionally Deleted].

                      The Tenant shall, in the case of every removal, make good at the expense of the Tenant any damage caused to the Property by the installation and removal. In the event of the non-removal by the end of the Term or sooner termination of this Lease of such trade fixtures or Leasehold Improvements required by the Landlord of the Tenant to be removed, the Landlord shall have the option, in addition to its other remedies under this Lease, to declare to the Tenant that such trade fixtures are the property of the Landlord and the Landlord upon such a declaration may dispose of such trade fixtures and retain any proceeds of disposition as security for the Debts, Liabilities and Obligations, and the Tenant shall be liable to the Landlord for any expenses incurred by the Landlord in connection therewith.

                        5.  For the purpose of this Lease,

                            (a) the term "Tenant's Work" shall mean the initial Leasehold Improvements and all work required to be done to complete the Leased Premises for occupancy by the Tenant, excluding the Landlord's Work, which may include the following:

                                    (i)   Landlord will provide to Tenant,
                                          during the Term (including any
                                          "Renewal Term" (as hereinafter
                                          defined)), at no additional cost to
                                          Tenant, a space measuring 12' x 20'
                                          and located in the exterior parking
                                          area of the Property along the
                                          southern boundary of the Building
                                          (adjacent to the Building's roll-up
                                          door/doors) for Tenant's design,
                                          construction and operation of a UPS
                                          Generator capable of providing 500-
                                          1,000 KVA for Tenant's exclusive use,
                                          including an enclosure around the UPS
                                          Generator, an umbilical line from the
                                          Leased Premises to the UPS Generator,
                                          and the installation and maintenance
                                          of a temporary generator and all
                                          wiring in connection therewith
                                          (collectively, the "UPS Generator");

                                    (ii)  Tenant shall be entitled to bring into
                                          the Building a minimum of five (5)
                                          fiber optic cable services form the
                                          street outside of the Property to the
                                          Leased Premises, for services to same;

                                    (iii) tenant shall be entitled to design,
                                          construct and install the "Antennas"
                                          (as hereinafter defined) on the roof
                                          of the Building (including Landlord-
                                          approved roof penetrations thereon),
                                          all in accordance herewith and with
                                          Schedule "N" attached hereto;
                                          -----------

                                    (iv)  Tenant shall be entitled to design and
                                          construct the relocation of the
                                          existing restrooms located on the
                                          first (1st) floor of the Building to
                                          area located adjacent to the main
                                          lobby of the Building, and also to
                                          remove the existing stairwell located
                                          adjacent to the existing restrooms on
                                          the first (1st) floor of the Building;

                                    (v)   Tenant will install a FM200 and
                                          preactivated dry water fire
                                          suppression system (the "FM200
                                          System") in the Leased Premises and
                                          elsewhere on the first (1st) floor of
                                          the Building; and

                                    (vi)  Tenant shall be entitled to construct
                                          and install video surveillance cameras
                                          in the Leased Premises and no more
                                          than two (2) such video surveillance
                                          cameras outside of the Leased
                                          Premises, along with a card-key or
                                          other security system linking the
                                          points of entry to the Leased
                                          Premises.

                            (b) Notwithstanding anything to the contrary set forth in this Lease, Tenant's design, location, construction, maintenance and removal of the Tenant's Work, including the UPS Generator, any fiber optic cable services installed by or on behalf of Tenant, the Antennas, Tenant's relocation of the existing restrooms, removal of the existing stairwell located adjacent to the existing restrooms, and installation of the FM200 System, and all of Tenant's security cameras and systems (all as set forth in Paragraphs 5(a)(i)-(vi) above), shall be consistent with the first-class quality and character of the Building and the Property, shall remain subject to the prior approval of Landlord (including the location of and wiring for all of Tenant's Work), and shall comply with all applicable federal, state and local rules, regulation, laws, permits and approvals. During the Term, including any Renewal Term, all of Tenant's work, shall be maintained at Tenant's sole cost and expense, pursuant to a repair and maintenance program reasonably approved by Landlord and otherwise in accordance with this Lease. At the expiration or earlier termination of this Lease, the Tenant's work, as applicable, shall be subject to Paragraph 4 of this Schedule "F", all at
                                                        -----------
                                    Tenant's sole cost and expense (including the removal of any lingering identification on the Leased Premises, the Building and/or the Property, where such Tenant's Work was located).

                            (c) Within fifteen (15) days after the delivery of a fully-executed original of this Lease by Landlord to Tenant, Tenant shall cause Tenant's architect to prepare a space plan, which shall show the basic configuration of all of Tenant's Work (the "Space Plan"). Within five (5) business days after Landlord and Landlord's architect receive the Space Plan from Tenant, Landlord and/or Landlord's architect shall either approve or disapprove such Space Plan in writing delivered to Tenant, noting with reasonable particularity any changes or corrections therein. Within five (5) business days after Landlord's written approval of the Space Plan, Tenant shall cause Tenant's architect to prepare and deliver to Landlord the final working drawings and specifications for the Tenant's Work, which shall be based substantially upon the Space Plan (the "Final Plans"). Within five (5) business days after Landlord and Landlord's architect receive the Final Plans from Tenant, Landlord and/or Landlord's architect shall either approve or disapprove the Final Plans in writing delivered to Tenant, noting with reasonable particularity any changes or corrections therein. If Landlord makes any changes or corrections to the Final Plans, Tenant's architect shall resubmit the revised Final Plans to Landlord and Landlord's architect within three (3) business days after receipt by Tenant of Landlord's changes or corrections, and thereafter, Landlord and/or Landlord's architect shall either approve or disapprove the revised Final Plans within three (3) business days after Landlord and Landlord's architect receive same, in writing delivered to Tenant, noting with reasonable particularity any further changes or corrections therein. All costs to Landlord, including Landlord's architect and engineers, if any, in reviewing the Space Plan and any Final Plans shall be deducted form the "Tenant Improvement Allowance" (as hereinafter defined), along with the costs of Tenant, and Tenant's architects, engineers and/or consultants, in preparing, reviewing and revising the Space Plan and the Final Plans.

                            (d) Tenant shall diligently and in good-faith commence and complete the construction of the Tenant's Work by selecting a general contractor, construction manager, subcontractors and/or engineers of Tenant's
                                    choice, subject to Landlord's reasonable
                                    approval (which approval shall not be
                                    unreasonably withheld or delayed) and
                                    provided that each of the foregoing must be
                                    licensed and insured in the State of
                                    California. Landlord shall not charge any
                                    provisory or other fee in connection with
                                    the Tenant's work, except for Landlord's
                                    reasonable out-of-pocket construction
                                    supervision fee and other actual out-of-
                                    pocket expenses incurred in connection
                                    therewith. Tenant's contractors, employees,
                                    and all other designated personnel shall
                                    have the unimpeded access to the Leased
                                    Premises and certain other parts of the
                                    Building (upon prior written notice to, and
                                    the reasonable approval of, Landlord, which
                                    approval shall not be unreasonably withheld
                                    or delayed, and provided that Landlord
                                    and/or Landlord's designated representative
                                    may accompany Tenant to certain other parts
                                    of the Building), for the construction of
                                    the Tenant's Work, all in accordance wit the
                                    terms of this Lease, including, but not
                                    limited to, the Rules and Regulations for
                                    the Building attached as Schedule "E"
                                                             -----------
                                    hereto. Tenant shall cause Tenant's
                                    architect or such general contractor, or both, to apply for the required permits and approvals to construct the Tenant's Work, which permits and approvals shall be charged against the Tenant Improvement Allowance; provided, however, Landlord makes no representation nor warranty, either express or implied, with respect to whatever permits, certificates or approvals will be required for the Tenant's Work, if any, or if required, at what costs and how quickly they can be obtained.

                            (e) Following Tenant's receipt of all required permits and approvals (which shall be available for

                                    Landlord's review concurrent with Tenant's review), Tenant's general contractor shall diligently pursue the construction and completion of the Tenant's Work, subject only to delays set forth in Paragraph 15 of this Lease. Notwithstanding anything to the contrary set forth herein or elsewhere in this Lease, however, and regardless of the then-current status of Tenant's design permitting, construction and completion of the Tenant's Work, the actual Commencement Date of the Term shall be defined as, and will be deemed to occur on September 1, 1997 (as set forth in Paragraph 2(a) of this Lease).

                            (f) Landlord shall contribute an amount up to, but in no event to exceed, the Tenant Improvement Allowance, which amount shall be applied by Landlord's review and approval of the Space Plan and the Final Plans, all permits and approvals, construction and completion of the Tenant's Work in the Leased Premises, but shall not be applied against the Landlord's Work. Tenant shall, within twenty (20) days after written demand by Landlord to Tenant, be obligated to pay for all costs related to or in connection with Tenant's Work which are in excess of the Tenant Improvement Allowance. Tenant shall not be entitled to receive any payment or credit, or nay off-set or deduction against any monetary obligation of Tenant under this Lease, for any portion of the Tenant Improvement Allowance which is not expended hereunder or in accordance with Schedule "G" attached hereto.
                                    -----------

                      6. For the purposes of this Lease, the term "Landlord's Work" shall mean only the following (which shall not be a part of the Leasehold Improvements, and shall immediately upon their placement be and become the Landlord's property):

                            (a)     Landlord will relocate the existing
                                    telephone equipment and telephone room from the first (1st) floor of the Building to the second (2nd) floor of the Building;

                            (b) Landlord will provide Tenant with a separate meter or meters, and related metering equipment, for the utilities and services to be used by Tenant in the Leased Premises, as set forth in Schedule "D" attached hereto;
                                                 -----------
                                    and

                            (c) Landlord will design and construct an upgrade of the base system for the Building to provide a new 1,600 amp, 480/277 volt three (3) phase electrical service delivered to the electrical room of the Building (the "Electrical Service Upgrade"), for Tenant's exclusive use in the Leased Premises.

                            (d)     All of the Landlord's Work shall be
                                    designed, constructed and completed by
                                    Landlord (including the location of and any
                                    wiring related to the Landlord's Work), at
                                    Landlord's sole discretion, and will be
                                    completed by Landlord on or before the
                                    Commencement Date. The Landlord's Work shall
                                    be at Landlord's sole cost and expense
                                    (except as otherwise provided herein), and
                                    shall not be a part of the Tenant
                                    Improvement Allowance. Notwithstanding
                                    anything to the contrary set forth herein,
                                    as additional consideration for the
                                    performance of Landlord's obligations under
                                    this Lease, Tenant hereby agrees to
                                    reimburse Landlord for a portion of the
                                    total cost of the Electrical Service Upgrade
                                    as follows: after Landlord's completion of
                                    the Electrical Service Upgrade and the
                                    calculation by Landlord of the total cost of
                                    same (the "Electrical Service Upgrade
                                    Cost"), Landlord hereby agrees to pay the
                                    first Twenty Thousand Dollars (US$20,000.00)
                                    of the Electrical Service Upgrade Cost, and
                                    thereafter, Landlord hereby further agrees
                                    to pay one-half ( 1/2) of the remaining
                                    balance of the Electrical Service Upgrade
                                    Cost. Thereafter, the remaining balance of
                                    the Electrical Service Upgrade Cost will be
                                    payable by Tenant to Landlord, as part of
                                    the Rent due under this Lease commencing on
                                    the Commencement Date and continuing on the
                                    first (1st) day of each month thereafter,
                                    amortized over the initial one hundred
                                    twenty (120) month Term at an interest rate
                                    of ten percent (10%) per annum. If, for
                                    example and as a means of illustration only,
                                    the actual amount of the Electrical Service
                                    Upgrade Cost is Fifty-Nine Thousand Nine
                                    Hundred Thirty-One Dollars (US$59,931.00),
                                    then after Landlord's contribution to the
                                    Electrical Service Upgrade Cost of Thirty-
                                    Nine Thousand Nine Hundred Sixty-Five and
                                    50/100 Dollars (US$39,965.50) (the first
                                    US$20,000.00 plus one-half ( 1/2) of the
                                                 ----
                                    remaining balance of the Electrical Service
                                    Upgrade Cost [US$19,965.50, in this case]), Tenant will be obligated to reimburse Landlord for the remaining US$19,965.50 (the remaining balance of the Electrical Service Upgrade Cost), in a monthly amount amortized and at the interest rate set forth herein.

                                  SCHEDULE "G"

                          TENANT IMPROVEMENT ALLOWANCE

The Landlord hereby agrees to contribute to Tenant for the Tenant's Work, but not as part of the Landlord's Work, a "Tenant Improvement Allowance" in an amount up to, but in no event to exceed, Ten Dollars (US$10.00) per square foot multiplied by the total rentable square feet of the Leased Premises, as calculated by Landlord pursuant to Paragraph 1 of this Lease (approximately One Hundred Sixty-Seven Thousand Five Hundred Dollars (US$167,500.00) [16,750 rentable square feet multiplied by US$10.00 per square foot]), which Tenant Improvement Allowance shall be contributed by Landlord following Landlord's receipt of evidence reasonably satisfactory to Landlord that all contractors, workmen, material and service suppliers and all the persons having claims against the Tenant for payment of work done or materials or services supplied in connection with the Tenant's Work have been paid in full. Landlord's contribution of the Tenant Improvement Allowance is for the purpose set forth in Paragraph 5(f) of Schedule "F" attached hereto. It is a condition precedent to
                  ------------
Landlord's obligation to contribute the Tenant Improvement Allowance hereunder that a claim for said contribution of the Tenant Improvement Allowance be made by Tenant, along with the delivery by Tenant of reasonably satisfactory evidence of all of the foregoing, to Landlord. Landlord may, but shall not be obligated to, pay any contractor, workmen, material and/or service suppliers and all the persons who performed work or supplied materials or services in connection with the Tenant's Work, if the Tenant has failed to do so, and the Tenant shall pay the Landlord on demand the amount the Landlord has so paid, unless such payment is made by Landlord prior to the Landlord's contribution to the Tenant of any of the Tenant Improvement Allowance, in which case the amount of such payment by Landlord shall be deducted from all or any remaining portion of the Tenant Improvement Allowance.

                                  SCHEDULE "H"

                                OPTION TO RENEW

     (a) The Landlord covenants with the Tenant that if the Tenant duly and regularly pay s the Rent and any and all other amounts required to be paid pursuant to this Lease and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed and performed herein, the Landlord hereby, upon written notice by the Tenant and received by the Landlord not more than nine (9) months nor less than six (6) months prior to the expiration of the ten-expiring Term of the first Renewal Term, as applicable, grants to the Tenant two (2) consecutive options to renew (an "Option" or, collectively, the "Options") this Lease for an additional five (5) year period each (a "Renewal Term" or, collectively, the "Renewal Terms"), on the same terms and conditions as in this Lease at the commencement of the applicable Renewal Term, save and except for Tenant's right to any further renewal (except for the Renewal Terms), Landlord's Work, Basic Rent, and any Tenant Improvement Allowance.

     (b) The Basic Rent for each applicable Renewal Term shall be determined by negotiations between the parties hereto, and it is agreed that during such negotiations in respect of Basic Rent, they will be guided by the "Fair Market Rental Rate" (as hereinafter defined) for the Leased Premises and by the provisions of Paragraphs (c) and (d) below; provided, however, in no event shall the Basic Rent per annum applicable to the Renewal Terms be lower that the Basic Rent per annum for the last year of the Term just ending.

     (c)  For the purposes of this Schedule "H" and Schedule "L" attached hereto
                                   ------------     ------------
     only, the term "Fair Market Rental Rate" shall mean the annual amount per rentable square foot that a willing, comparable non-renewal, non-equity, non-expansion tenant would pay for unencumbered space, and Landlord would accept, at arm's length, giving appropriate consideration to annual rental rates per rentable square foot, escalations (including type, gross or net, and if gross, whether base year or expense stop), abatement provisions reflecting free rent, if any, brokerage commissions, if any, length of the lease term, and size and location of the premises being leased. To allow for a decision as to the Fair Market Rental Rate, the parties hereto may consider, for comparison purposes, transactions in comparable, unencumbered, non-renewal space in "Comparable Buildings," which shall mean Comparable Buildings to the Building in use, quality and size, and located in the major business district of the City of Irvine, State of California. Landlord shall give written notice of Landlord's determination of the Fair Market Rental Rate to Tenant promptly after Landlord's receipt of Tenant's written notice to exercise an Option hereunder, and the parties hereto will then proceed to determine the Basic Rent for the applicable Renewal Term in accordance with this Schedule "H".
                          ------------

     (d) In the event Tenant rejects the determination of the Fair Market Rental Rate submitted by Landlord, then Landlord and Tenant shall attempt in good-faith to agree upon such Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within fifteen (15) days following Tenant's receipt of Landlord's determination of the Fair Market Rental Rate (the "Outside Agreement Date"), then each party's determination of the Fair Market Rental Rate shall be submitted to appraisal in accordance with the following:

        (i) Landlord and Tenant shall each appoint one independent appraiser who shall by profession be a real estate broker active over the previous five (5) year period ending on the date of such appointment in the leasing of commercial properties in the City of Irvine, California. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date If either Landlord or Tenant fails to timely appoint an appraiser, as the other party's request, JAMS/Endispute or an "Arbitrator" (as defined in clause (d)(v) below) shall appoint their or its appraiser.

        (ii) The two (2) appraisers so appointed shall, within fifteen (15) days after the appointment of the last appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria.

        (iii) The three (3) appraisers shall, within thirty (30) days after the appointment of the third appraiser, decide whether the parties shall use Landlord's or Tenant's submitted Fair-Market Rental Rate, and shall notify Landlord and Tenant in writing thereof. The appraisers' determination shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate for the applicable Renewal Term is closest to the then-prevailing Fair Market Rental Rate, as determined by the appraisers taking into account the requirements set forth in this Schedule "H". Such
                                                            ------------
     decision shall be based upon the projected, then-prevailing Fair Market Rental Rate as of the proposed commencement date of the applicable Renewal Term.

        (iv) The three (3) appraisers' majority decision shall be binding upon Landlord and Tenant, without any right of appeal or objection, judicial or otherwise.

        (v) If the appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter shall be submitted to arbitration under the provisions of JAMS/Endispute in Orange County, California, with a determination within thirty (30) days thereafter based upon the same procedures set forth above (i.e., by selecting either
                                                     ----
     Landlord's or Tenant's submitted Fair Market Rental Rate only, as closest
                                                              ----
     to the then-prevailing Fair Market Rental Rate). If JAMS/Endispute no longer exists, then the matter shall be settled by binding arbitration before a single arbitrator appointed pursuant to the Rules of the American Arbitration Association in effect at the time of the arbitration (the "Rules") and shall otherwise be conducted pursuant to such Rules. The "Arbitrator" shall be a lawyer or judge having at least twenty (20) years professional experience, and the arbitration shall be held in Orange County, California, and be conducted in confident and without public disclosure by the Arbitrator or any party or their representatives of any matters relevant to the arbitration. Judgment may be entered on any arbitration award in any court having competent jurisdiction thereof.

        (vi) All costs of appraisal hereunder, and arbitration if necessary, shall be shared equally by the parties hereto.

     (e) The Tenant agrees to execute the Landlord's commercially reasonable lease amendment agreement then, at the commencement of each applicable Renewal Term, being used by the Landlord for the Building to give effect to an Option, if exercised by the Tenant. The Tenant shall execute such commercially reasonable agreement prior to the commencement date of the applicable Renewal Term.

     (f) Notwithstanding the above, if the Tenant does not exercise Tenant's first Option in accordance with this Schedule "H," then the Options are
                                          -----------
     hereby automatically terminated and of not further force and effect.

     NOTICE:  BY INITIALING THIS SCHEDULE "H" YOU ARE AGREEING TO HAVE ANY
                                 -----------
     DISPUTE ARISING OUT OF THE DETERMINATION OF FAIR MARKET RENTAL RATE FOR ANY OPTION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW, AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE SUCH DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING THIS SCHEDULE "H" YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS ARE SPECIFICALLY INCLUDED IN THIS SCHEDULE "H". IF YOU REFUSE TO SUBMIT TO
                                       -----------
     ARBITRATION AFTER AGREEING TO THIS SCHEDULE "H", YOU MAY BE COMPELLED TO
                                        -----------
     ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION IS VOLUNTARY. THE PARTIES HERETO HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT ANY DISPUTE ARISING OUT OF THE DETERMINATION OF THE FAIR MARKET RENTAL RATE FOR ANY OPTION TO NEUTRAL ARBITRATION.


     /s/ Illegible                                       /s/ Illegible
-------------------------------------------          ---------------------------------------------
            LANDLORD'S INITIALS                                     TENANT'S INITIALS

                                  SCHEDULE "I"

                      OCCUPANCY PRIOR TO COMMENCEMENT DATE

The Tenant may enter the Property, including the Leased Premises, upon full execution and delivery of this Lease between Landlord and Tenant, for the sole purpose of the Tenant's Work (the "Improvement Period"). Tenant's use of the Property, including the Leased Premises, during the Improvement Period shall be upon and subject to the following conditions:

1. During the Improvement Period, the Tenant, its servants, agents, employees, contractors, subcontractors, officers and directors, shall be subject to and bound by all of the terms and conditions of this Lease, including, without limiting the generality of the foregoing, all insurance and indemnification obligations of Tenant, subject only to the following:

     (a) During the Improvement Period, the Tenant shall not be obligated to pay Basic Rent (except as otherwise provided herein); and

     (b) In the event the Tenant commences to conduct Tenant's business from the Leased Premises during the Improvement Period, all Basic Rent shall commence form the date of such commencement, notwithstanding that the Term has not yet begun.

     (c)  [Intentionally Deleted].

2. Should Tenant enter upon the Property, including the Leased Premises, under the terms of this Schedule "I" during the Improvement Period, it is hereby
                       -----------
     agreed that Tenant, and Tenant's servants, agents, employees, contractors, subcontractors, officers and directors or any other persons under Tenant's control (collectively, "Tenant's Representatives"), shall be subject to the direction of Landlord and Landlord's general contractor. If in the sole and absolute discretion of Landlord, the presence of Tenant's Representatives and their work interferes with the construction and completion of the Landlord's Work or shall detrimentally affect Landlord's ability to comply with Landlord's commitment for completing same or causes any labor difficulties, Landlord shall have the right to order that portion of the work of Tenant's Representatives, which is detrimental to Landlord, to cease upon prior written notice to Tenant, and Landlord may also require that Tenant and Tenant's Representatives remove from the Property all of their tools, equipment and materials.

3.   Except as otherwise provided in Paragraph 1(b) of this Schedule "I,"
                                                            -----------
     Tenant's use of the Property, including the Leased Premises, during the Improvement Period shall not be deemed the taking of possession of the Leased Premises by Tenant for the purposes of either setting or establishing the Commencement Date.

                                  SCHEDULE "K"

                            INCREASES IN BASIC RENT

1. Notwithstanding anything to the contrary set forth in Paragraph 3 or elsewhere in this Lease, and following August 31, 1998, the Basic Rent payable by Tenant for the Leased Premises shall be increased in accordance with the following:

     (a) Commencing on September 1, 1998 and continuing through and including August 31, 1999, the Basic Rent shall increase to approximately US$261,300.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$21,775.00 each (which shall equal and reflect US$1.30 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 1998;

     (b) Commencing on September 1, 1999 and continuing through and including August 31, 2000, the Basic Rent shall increase to approximately US$271,350.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$22,617.50 each (which shall equal and reflect US$1.35 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 1999;

     (c) Commencing on September 1, 2000 and continuing through and including August 31, 2001, the Basic Rent shall increase to approximately US$281,400.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$23,450.00 each (which shall equal and reflect US$1.40 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2000;

     (d) Commencing on September 1, 2001 and continuing through and including August 31, 2002, the Basic Rent shall increase to approximately US$291,450.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$24,287.50 each (which shall equal and reflect US$1.45 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2001;

     (e) Commencing on September 1, 2002 and continuing through and including August 31, 2003, the Basic Rent shall increase to approximately US$301,500.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$25,125.00 each (which shall equal and reflect US$1.50 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2002;

     (f) Commencing on September 1, 2003 and continuing through and including August 31, 2004, the Basic Rent shall increase to approximately US$311,550.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$25,962.50 each (which shall equal and reflect US$1.55 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2003;

     (g) Commencing on September 1, 2004 and continuing through and including August 31, 2005, the Basic Rent shall increase to approximately US$321,600.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$26,800.00 each (which shall equal and reflect US$1.60 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2004;

     (h) Commencing on September 1, 2005 and continuing through and including August 31, 2006, the Basic Rent shall increase to approximately US$331,650.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$27,637.50 each (which shall equal and reflect US$1.65 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2005; and

     (i) Commencing on September 1, 2006 and continuing through and including August 31, 2007, the Basic Rent shall increase to approximately US$341,700.00 per annum in lawful money of the jurisdiction in which the Leased Premises are located, payable in equal monthly installments of approximately US$28,475.00 each (which shall equal and reflect US$1.70 per rentable square foot multiplied by the total rentable square feet of the Leased Premises), in advance on the first (1st) day of each month during the initial Term, with the first payment to be made on September 1, 2006.

                                  SCHEDULE "L"

                      RIGHT OF FIRST OPPORTUNITY TO LEASE

     (a) Provided that the Tenant duly and regularly pays the Rent and any and all other amounts required to be paid pursuant to this Lease and performs each and every covenant, proviso and agreement on the part of the Tenant to be paid, rendered, observed and performed herein, the Landlord hereby grants to the Tenant the right of first opportunity to lease (herein called the "Right of First Opportunity Lease") all of the then-available, additional space located on the second (2nd) floor of the Building, as outlined on the attached floor plan(s) marked Schedule "B-2" and attached
                                                   -------------
     to this Lease (herein called the "Opportunity Space").

     (b) The Right of First Opportunity of Lease shall be subject to the Opportunity Space becoming vacant and available for lease. The Opportunity Space shall be deemed "available for lease" only to the extent that such space is not subject to a lease of another tenant(s) (i.e., right of
                                                           ---
     expansion, first offer, renewal or any other rights of a third party).

     (c) The Landlord will notify the Tenant in writing (herein called the "Notification") of the date on which the Opportunity Space will become vacant and available for lease by the Tenant, subject to any existing tenant of the Opportunity Space vacating on such date (herein called the "Opportunity Space Commencement Date"). The Tenant must indicate its intention to lease the Opportunity Space by giving notice in writing to the Landlord within thirty (30) days after such Notification, failing which the Right of First Opportunity to Lease shall automatically terminate and be of no further force and effect, and Landlord will have the right to lease the Opportunity Space to any third party.

     (d) The Notification will be sent to the Tenant no later than seven (7) months prior to the Opportunity Space Commencement Date.

     (e) The expiration date of the term of the lease for the Opportunity Space shall coincide with the Expiration Date of this Lease or the applicable Renewal Term, if exercised.

     (f) The Basic Rent per square foot for the Opportunity Space shall be at the Fair Market Rental Rate, as reasonably determined by Landlord and Tenant solely in accordance with Paragraph (c) of Schedule "H" attached
                                                       -----------
     hereto (without the use of the appraisal/arbitration procedures set forth in Paragraph (d) of such Schedule "H").
                              -----------

     (g) Landlord shall give written notice of Landlord's determination of the Fair Market Rental Rate to Tenant concurrently with Landlord's delivery of the Notification to Tenant. Thereafter, the Basic Rent per square foot for the Opportunity Space shall be agreed upon between the Landlord and the Tenant in writing within sixty (60) days after the Notification, failing which the Right of First Opportunity to Lease as to the specific Opportunity Space may, at Landlord's option, automatically terminate and be of no further force and effect, and the Landlord will have the right to lease the Opportunity Space to any third party.

     (h) The Opportunity Space shall be subject to the same terms and conditions as in this Lease, except that there will be no Landlord's Work, no Tenant Improvement Allowance, and the Tenant's Proportionate Share will be increased accordingly.

     (i) Subject to Tenant's prior inspection, the Tenant agrees to accept the Opportunity Space in its then-current "AS/IS-WHERE/IS" condition "WITH ALL FAULTS" as of the Opportunity Space Commencement Date.

     (j) The Tenant agrees to execute the Landlord's commercially reasonable lease amendment agreement then, at the Opportunity Space Commencement Date, being used by the Landlord for the Building to give effect to the Right of First Opportunity to Lease, if exercised by the Tenant.

     (k) Notwithstanding the above, if the Tenant does not exercise the Right of First Opportunity to Lease in accordance with this Schedule "L", then
                                                           ------------
     the Right of First Opportunity to Lease shall automatically terminate and be of no further force and effect, and Landlord will have the right to lease the Opportunity Space to any third party.

                                  SCHEDULE "M"

                                LETTER OF CREDIT

     (a) Concurrent with Tenant's execution and delivery of this Lease to Landlord and Tenant's delivery of the Security Deposit pursuant to Paragraph 4 of this Lease, and as additional security for the payment and performance by the Tenant of all Debts, Liabilities and Obligations and all of Tenant's other obligations arising under or in connection with this Lease, Tenant hereby agrees to deliver to Landlord a fully-executed, original standby, irrevocable "Letter of Credit" from, and to be honored by, the main office of Silicon Valley Bank located at 3003 Tasman Drive, Santa Clara, California 95054 Attn: International Department (the "Bank"), in the amount of Two Hundred Thousand Dollars (US$200,000.00) in favor of Landlord, as "beneficiary," and dated as of the date of this Lease, which Letter of Credit shall be available to Landlord upon Landlord's draft(s) to be accompanied only by the following: (i) a signed statement or other
                    ----
     writing from the then-current Director of Real Estate for Landlord's local office set forth on the first page of this Lease, confirming that a default or breach by the Tenant has occurred under this Lease, and (ii) the original, fully-executed Letter of Credit presented for endorsement with each draft or draw requested and, thereafter, immediately returned to Landlord by the Bank; provided, however, and although the Letter of Credit will be renewed annually by Tenant through and including August 31, 2000, the Letter of Credit may be decreased thereafter in accordance with the following: (A) on September 1, 2000, the amount of the Letter of Credit may be decreased by Tenant to One Hundred Fifty Thousand Dollars (US$150,000.00); (B) on September 1, 2002, the amount of the Letter of Credit may be decreased by Tenant to One Hundred Thousand Dollars (US$100,000.00); (C) on September 1, 2002, the amount of the Letter of Credit may be decreased by Tenant to Fifty Thousand Dollars (US$50,000.00); and on and after September 1, 2003, Tenant shall no longer be obligated to renew and/or deliver the Letter of Credit to Landlord. Tenant hereby acknowledges and agrees that, as of the date of this Lease, Tenant has reviewed and approved the form of the Letter of Credit, and Tenant hereby also agrees, as the "applicant" and/or the "account party," to be bound by all of the terms, covenants and conditions of the Letter of Credit.

     (b) Landlord hereby agrees to accept an annually renewable Letter of Credit for the purposes set forth herein; provided, that the Bank agrees to notify Landlord and Tenant by certified mail at least sixty (60) days in advance of the expiration of each twelve (12)-month term (or other term) of the Letter of Credit, if the Bank intends not to renew the Letter of Credit. In the event that the Bank intends not to renew the Letter of Credit, Tenant hereby agrees to provide a substitute Letter of Credit in like amount drawn from one of the three (3) then-largest commercial lending institutions in the State of California (i.e., Bank of America, Wells
                                              ----
     Fargo, etc.) or to provide Landlord with the required amount of cash in lieu of the new Letter of Credit no later than thirty (30) days prior to the expiration of the existing Letter of Credit. In the event a replacement Letter of Credit or the required cash amount is not provided or paid by Tenant by the time specified herein, then Landlord may declare Tenant in default of this Lease, and, in addition to all of Landlord's rights and remedies herein provided, Landlord may draw down payment under the existing Letter of Credit.

                                  SCHEDULE "N"

                                 MISCELLANEOUS

1.  Security.  Landlord does not warrant, represent or guaranty, in any manner
    --------
whatsoever, to protect Tenant and/or Tenant's Representatives or property from loss or injury in, on or about the Leased Premises, the Building and/or the Property. Subject to Landlord having access to, and Landlord's prior written approval of, any Tenant security system and its installation, along with the satisfaction of all other applicable provisions of this Lease, Tenant may, at Tenant's sole cost and expense (except as otherwise provided in this Lease), install reasonable security measures and systems in the Leased Premises, and Tenant is encouraged by Landlord to do so, including, but not limited to, Tenant's video surveillance cameras and security system set forth as part of Tenant's Work in Paragraph 5(a)(vi) on Schedule "F" attached hereto.
                                       ------------

2.  Antenna and Satellite Dish.  Tenant may install, from time to time during
    --------------------------
the Term, and maintain, up to two (2) lightweight antennas (pole type, not to exceed 1-1/2" in diameter and not to be greater than 15' in height from the roof of the Building), eight (8) lightweight aluminum satellite dishes (not to exceed 3' in diameter and not to be greater than 3' in height from the roof of the Building), and six (6) HVAC condensers and other forms of equipment (collectively, the "Antennas"), to be located on one thousand two hundred square feet (1,200) of space on the roof of the Building, at no additional cost to Tenant, in accordance with this Lease and all of the following:

     (a) Notwithstanding anything to the contrary set forth in this Lease, and upon and subject to the terms and conditions provided below, Tenant may, at Tenant's option and at Tenant's sole cost and expense (except as otherwise provided in this Lease), install, maintain and operate the Antennas (and all related equipment with non-penetrating roof mounts) on the roof of the Building in a location reasonably approved in writing by Landlord.

     (b) Landlord shall have no responsibility for and shall not be obligated to provide any utilities, including, but not limited to, electricity or other power for the operation of the Antennas. tenant shall procure the arrangement of all utility services to be sued in connection with the Antennas with the appropriate local utility companies, which arrangements, other than the cost and expense of same, shall be subject to the written approval of Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall directly pay for the cost of all such utility services in accordance with Schedule "D" attached hereto.
                                 ------------

     (c) Prior to the installation and operation of the Antennas, Tenant shall obtain, and shall thereafter at all times maintain, all permits, certificates and approvals required by applicable federal, state and local laws, ordinances and agencies in connection with or related to the installation, operation and maintenance of the Antennas. Upon request at any time by Landlord, Tenant shall produce such permits, certificates and approvals for inspection by Landlord or Landlord's authorized representative. Tenant shall promptly pay any taxes and license fees imposed by applicable federal, state or local governmental agencies in connection with the Antennas for any reason whatsoever. Tenant's failure to obtain any such permit, certificate or approval shall not entitle Tenant to any rent abatement, right to terminate or nay other remedy under this lease or to otherwise with respect to Landlord; it being acknowledged and agreed that Landlord has made no representation nor warranty, either express or implied with respect to whether any such permits, certificates or approvals shall be required or, if required, whether they may be obtained and, if so, at what cost and how quickly.

     (d) Tenant shall maintain the Antennas, at Tenant's own cost and expense, in good working order and condition an free form any hazard to person and/or property. Tenant shall not place any load upon the roof of the Building which will exceed the load per square foot which the roof was designed to carry. Upon written request from Tenant, Landlord shall provide Tenant with such information, as may be in Landlord's actual possession, that Tenant may reasonably require to properly distribute any load on the roof of the Building. Any damage caused to the Building or any part thereof which results from the installation, operation, maintenance, repair, replacement or removal of the Antennas shall be promptly repaired or replaced by Tenant, under Landlord's reasonable supervision (if Landlord elects) and at Tenant's sole cost and expense.

     (e) Subject to Exhibit "I" attached hereto, Landlord hereby grants to
                    -----------
     Tenant the limited right to enter upon and have access to and from the roof of the Building, at reasonable times, for the purposes of installation, maintenance and/or removal of the Antennas, as permitted hereunder. Landlord agrees not to unreasonably interfere with the Antennas, subject to any repairs, replacements, alternation or additions required to be performed with respect to the roof of the Building by Landlord or at the request of any governmental authority or agency.

     (f) Tenant's Antennas shall not exceed the height restriction of any zoning ordinance, agreement with any other tenant/lessee, restrictive covenant or recorded instrument or building or fire safety code affecting the Building and/or the Property, and shall not be installed or maintained in a manner which would void or negate Landlord's roof warranty, if any, or the structural integrity of the Building, including the roof. In addition, Tenant's plans and specifications treated to the method and manner of the construction, installation and maintenance of the Antennas shall be subject to Schedule "F" attached hereto; provided, that Landlord's approval of the
        ------------
     specifications and other items shall not constitute the assumption of any responsibility by

     Landlord for the accuracy or sufficiency of any specifications, drawings or other information covered thereby, and Tenant shall be solely responsible therefor. The giving of any such approval shall not eliminate any of Tenant's obligations hereunder, including, without limitation, Tenant's obligation to obtain all required permits and compliance with all codes and insurance requirements set forth in this Lease and as set forth herein.

     (g) Tenant hereby agrees to indemnify, defend (with counsel reasonably acceptable to Landlord) and hod harmless Landlord, the Leased Premises, the Building and the Property from and against any and all loss, cost, injury, claim, demand, cost and expense of every kind and nature (including reasonable attorneys' fees and costs, and court costs) which arise form tenant's use of the roof of the building and/or Tenant's Antennas for any reason whatsoever or any breach or default on the part of Tenant in the performance of any agreement of Tenant to be performed pursuant to the terms set forth herein.

3.  Signage.  Notwithstanding anything to he contrary set forth in this Lease,
    -------
Tenant shall be entitled to one (1) non-illuminated, exterior sign to be located on the western facing exterior parapet of the Building, and certain signage on the exterior, main entrance doors to the Leased Premises and upon the directory board of the Building, if available, all in a location, appearance, size, material, lettering and styling as is currently customary and available for the Building, if at all, which signage shall be installed, maintained, repaired and removed from the Building and/or the Property, at Tenant's sole cost an expense, subject to the applicable terms, covenants and conditions set forth herein or as otherwise set forth in this Lease. The appearance, size, material, lettering and styling regarding Tenant's signage shall be consistent with the first-class quality and character of the Building and the Property, shall remain subject to the prior approval of Landlord and compliance with all applicable covenants, conditions and restrictions, and other recorded instruments, affecting the Building and/or the Property resulting from such removal. If Tenant fails to remove such signage and repair any such damage to the Leased Premises the building and/or the Property within thirty (30) days after Landlord's written request therefor, then Landlord may perform such work, an all costs and expenses incurred by the Landlord will be reimbursed by tenant within ten (10) business days after Tenant's receipt of Landlord's written demand therefor.

4.  Access.  Subject to the terms, covenants and conditions of this Lease and as
    ------
of the Commencement Date and thereafter, Tenant shall have access to the Leased Premises twenty-four (24) hours per day, sever (7) days per week.

                               PARKING AGREEMENT

     THIS AGREEMENT is made this 27th day of June, 1997, BY AND BETWEEN: EXODUS COMMUNICATIONS, INC., a California corporation (hereinafter called the "Licensee"), OF THE FIRST PART, and THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation (hereinafter called "Manufacturers"), OF THE SECOND PART,

     WHEREAS, by lease (the "Lease") dated June 27, 1997, the Licensee leased from Manufacturers the "Leased Premises" located on the first (1st) floor of the Building" known as 72 Corporate Park in the City of Irvine, State of California 92606, and in connection therewith wishes to park automobile(s) in the parking lot/structure adjacent to the Building.

     NOW, THEREFORE, in consideration of TWO ($2.00) DOLLARS now paid by the Licensee to Manufacturers, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Manufacturers grants to License the right to sixty-two (62) non-reserved parking spaces (which will not including any such spaces designated for the UPS Generators and the Electrical Service Upgrade) (as such terms are defined in the Lease), the a term commencing on the Commencement Date of the Lease. Licensee agrees to park only in those spaces designated for Licensee, at no charge to Licensee; provided, however, Licensee shall pay for any future reasonable parking charges imposed by any governmental or quasi-governmental authority during the Term, including any Renewal Term (as defined in the Lease).

2. Licensee agrees to indemnify, defend (with counsel reasonably acceptable to Manufacturers), and hold harmless Manufacturers and the Property from and against all liabilities, claims, damages or expense (including attorneys' fees and costs, and court costs) due to or arising out of any act, omission or neglect by the Licensee, his or its agents, servants, invitees or licensees on or about the said parking area or due to or arising out of any breach by the Licensee of the provisions of this Agreement or of the "Parking Rules" (as hereinafter defined).

3. The Licensee agrees to comply with such rules (the "Parking Rules") as may be established, from time to time, by Manufacturers covering the use of the said parking area.

4. Manufacturers shall not be liable for any loss, injury or damage caused to persons using the parking area or to automobiles or their contents or any other property thereon, however caused, and the Licensee agrees that such vehicles, contents and Property shall be in the parking area at the sole risk of the Licensee.

5. Payment, if any, required to be made by the Licensee herein shall be paid monthly in advance on the first day of each month, but shall be net of any parking tax or assessment by the authorities of competent jurisdiction not controlled by Manufacturers, and any such parking taxes or assessment so imposed shall be paid by the Licensee on demand by Manufacturers.

6. It is acknowledged that the parking cards or keys (if any) are the property of Manufacturers and are to be returned upon the expiration or earlier termination of this Agreement. Inoperative cards or keys will be replaced at no charge, but lost cards or keys will be replaced at a cost established by Manufacturers from time to time.

     IN WITNESS WHEREOF, Licensee and Manufacturers have executed this Agreement as of the date set forth on page 1 hereof.

                         Licensee:

                         EXODUS COMMUNICATIONS, INC.,
                         a California corporation

                         By: /s/  Richard Stoltz
                            --------------------------------------------
                              Name:  Richard Stoltz
                              Title:  Chief Operating Officer and
                                    Chief Financial Officer

                         Manufacturers:

                         THE MANUFACTURERS LIFE INSURANCE COMPANY (U.S.A.),

                         a Michigan corporation

                         By:/s/ Thomas A. Pattin
                            --------------------------------------------

                              Name:  Thomas A. Pattin
                                   -------------------------------------
                              Title:  Regional Director, AVP
                                    ------------------------------------


                                      -2-